                          AGREEMENT AND PLAN OF MERGER



         This Agreement and Plan of Merger (this "Agreement"), is entered into as of November 11, 1999, by and among PALATIN TECHNOLOGIES, INC., a Delaware corporation ("Palatin"), EVERGREEN MERGER CORPORATION, a newly-formed Delaware corporation and a wholly-owned subsidiary of Palatin ("Merger Subsidiary"), and MOLECULAR BIOSYSTEMS, INC., a Delaware corporation ("MBI").

                                   BACKGROUND

         A. The respective Boards of Directors of Palatin, Merger Subsidiary and MBI have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into MBI on the terms and conditions set forth herein (the "Merger").

         B. For United States federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, on the Effective Date (as defined in Section 1.2), Merger Subsidiary shall be merged with and into MBI and the separate existence of Merger Subsidiary shall thereupon cease, and MBI, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

         1.2 EFFECTIVE DATE OF THE MERGER. The Merger shall become effective at the date and time when a properly executed Certificate of Merger substantially in the form attached hereto as EXHIBIT A is duly filed with the Secretary of State of the State of Delaware (the "Effective Date"). This filing shall be made as soon as practicable following fulfillment of the conditions set forth in
Article 8, or at such time thereafter as is provided in such Certificate. The Surviving Corporation may at any time after the Effective Date take any action (including executing and delivering any document ) in the name and on behalf of MBI or Merger Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                                    ARTICLE 2

                            THE SURVIVING CORPORATION

         2.1 CERTIFICATES OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Date to read as did the Certificate of Incorporation of Merger Subsidiary immediately prior to the Effective Date.

         2.2 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Date to read as did the Bylaws of Merger Subsidiary immediately prior to the Effective Date.

         2.3 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. From the Effective Date and for three (3) fiscal years beginning after the Effective Date, Palatin shall cause the Board of Directors of the Surviving Corporation to be composed of two Palatin Directors (as defined below) and one (1) MBI Director (as defined below).

         2.4 BOARD OF DIRECTORS OF PALATIN. At the Effective Date, the Board of Directors of Palatin shall consist of the following: (i) four (4) individuals whom the President and Chief Executive Officer of Palatin or his designee shall select (which initial selection shall be from the members of the Board of Directors of Palatin on the date hereof) (the "Palatin Directors") and (ii) two
(2) individuals whom the President and Chief Executive Officer of MBI or his designee shall select (which initial selection shall be from the members of the Board of Directors of MBI on the date hereof ) (the "MBI Directors"). Subject to the fiduciary duties of Palatin's Board of Directors, for three (3) fiscal years beginning after the Effective Date, further selection of (y) potential MBI Directors shall be made by the incumbent MBI Directors and (z) potential Palatin Directors shall be made by the incumbent Palatin Directors. Subject to the fiduciary duties of its Board of Directors, Palatin shall cause four (4) Palatin Directors and two (2) MBI Directors (and no other persons except as permitted in this Section) to be nominated for election to Palatin's Board of Directors for each of the three (3) fiscal years beginning after the Effective Date. Except with respect to vacancies occurring as a result of removal by the stockholders of Palatin, vacancies occurring from the Effective Date and for the three (3) fiscal years beginning after the Effective Date among either the Palatin Directors or the MBI Directors, shall be filled by a person selected by the respective Palatin Directors or MBI Directors.

         2.5 AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. At the Effective Date, Palatin shall cause the Surviving Corporation to file a Certificate of Merger with the Delaware Secretary of State.

         2.6 EFFECTS OF MERGER. The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law (the "DGCL"). The corporate existence of MBI, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware and succeed to all rights, assets, liabilities and obligations of Merger Subsidiary in accordance with Section 259(a) of the DGCL.

                                    ARTICLE 3

                              CONVERSION OF SHARES

         3.1 EXCHANGE RATIO. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any common stock, par value $0.01 per share, of MBI ("MBI Common Stock"):

                  (a) All shares of MBI Common Stock which are held by MBI or any wholly owned subsidiary of MBI shall be canceled and retired and shall cease to exist and no capital stock of Palatin or other consideration shall be delivered in exchange therefor;

                  (b) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Date shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

                  (c) Subject to Sections 3.1(d) and 3.4, each remaining outstanding share of MBI Common Stock shall be converted into the right to receive 0.5250 (the "Exchange Ratio"), fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Palatin ("Palatin Common Stock") (the "Merger Consideration");

                  (d) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Palatin Common Stock or MBI Common Stock after the date hereof and prior to the Effective Date, the Exchange Ratio shall be adjusted accordingly; and

                  (e) Notwithstanding anything in this Agreement to the contrary, shares (the "Dissenting Shares") of MBI Common Stock that are outstanding immediately prior to the Effective Date and that are held by persons who are entitled to demand and properly demand appraisal of such Dissenting Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into the Merger Consideration as provided in Section 3.1(c), but rather the holders of Dissenting Shares shall be entitled to payment of the fair market value of such shares in accordance with Section 262; PROVIDED, HOWEVER, that if any holder of Dissenting Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under
Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Date into the Merger Consideration as provided in Section 3.1(c). MBI shall serve prompt notice to Palatin and Merger Subsidiary of any demands received by MBI for appraisal of any shares of MBI Common Stock, and Palatin shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. MBI shall not, except with the prior written consent of Palatin and Merger Subsidiary, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         3.2      PALATIN TO MAKE CERTIFICATES AVAILABLE.

                  (a) Prior to the Closing (as defined in Section 3.10), Palatin shall appoint American Stock Transfer and Trust Company or such other person or persons reasonably satisfactory to Palatin and MBI to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, Palatin shall make available, and each holder of MBI Common Stock shall be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing such stock for cancellation and such other documents reasonably requested by the Exchange Agent, certificates representing the number of shares of Palatin Common Stock into which such shares of MBI Common Stock are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4. Palatin Common Stock into which MBI Common Stock shall be converted in the Merger shall be deemed to have been issued on the Effective Date (the "Share Consideration").

                  (b) Any holder of shares of MBI Common Stock who has not exchanged his or her shares for Palatin Common Stock in accordance with Section 3.2(a) within twelve (12) months after the Effective Date shall have no further claim upon the Exchange Agent and shall thereafter look only to Palatin for payment in respect of his or her shares of MBI Common Stock. Until so surrendered, Certificates representing MBI Common Stock shall represent solely the right to receive the Share Consideration. If any Certificates representing shares of MBI Common Stock entitled to payment pursuant to Section 3.1 shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental agency or other governmental entity, such shares of MBI Common Stock shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

         3.3 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared or made on Palatin Common Stock will be paid to persons entitled to receive certificates representing Palatin Common Stock pursuant to this Agreement until such persons surrender their Certificates representing MBI Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Palatin Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Palatin Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Palatin Common Stock are to be issued in a name other than that in which the Certificates representing shares of MBI Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Palatin Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of MBI Common Stock for any shares of Palatin Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

         3.4 NO FRACTIONAL SHARES. No certificates or scrip representing less than one (1) share of Palatin Common Stock shall be issued upon the surrender for exchange of Certificates representing MBI Common Stock pursuant to Section 3.1(b). In lieu of any such fractional share, each holder of MBI Common Stock who would otherwise have been entitled to a fraction of a share of Palatin Common Stock upon surrender of a Certificate for exchange pursuant to Section
3.1 (b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Palatin Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Palatin Common Stock delivered to the Exchange Agent by Palatin over (ii) the aggregate number of full shares of Palatin Common Stock to be distributed to holders of MBI Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of MBI Common Stock, shall sell the Excess Shares at the prevailing prices on the Nasdaq National Market (the "NMS") or such other exchange or automated quotation system, as the case may be. The sale of the Excess Shares by the Exchange Agent shall be executed on the NMS through one or more member firms of the NMS or such other exchange or automated quotation system and shall be executed in round lots to the extent practicable. The Exchange Agent shall deduct from the proceeds of the sale of the Excess Shares all commissions, transfer taxes and other out-of-pocket transaction costs, including, but not limited to, the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of MBI, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of MBI in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders. Any amounts remaining unclaimed by holders of shares of MBI Common Stock three (3) years after the Effective Date (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Palatin free and clear of any claims or interest of any person previously entitled thereto.

         3.5 STOCK OPTIONS. At or prior to the Effective Date, Palatin and MBI shall take all action necessary to cause the assumption by Palatin as of the Effective Date of all outstanding options as of the Effective Date (the "Outstanding Options") to purchase MBI Common Stock, whether vested or unvested, issued under MBI's Pre-1984 Stock Option Plan, 1984 Stock Option Plan, 1993 Stock Option Plan, , 1993 Outside Director's Stock Option Plan, 1997 Outside Directors Stock Option Plan and 1998 Stock Option Plan (the "MBI Stock Option Plans") or pursuant to separate option agreements, all of which are listed in
Section 3.5 of the MBI Disclosure Schedule (as defined below). Each of the Outstanding Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Palatin Common Stock as of the Effective Date. The number of shares of Palatin Common Stock that the holder of an assumed Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares determined by multiplying the number of shares of MBI Common Stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The exercise price of each share of Palatin Common Stock subject to an assumed Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of MBI Common Stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. Except as specified in Section 3.5 of the MBI Disclosure Schedule, the assumption and substitution of options as provided in this Section shall not give the holders of such options additional benefits or additional vesting rights which they did not have immediately prior to the Effective Date or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Palatin Common Stock shall be issued upon exercise of any Outstanding Option, and in lieu of receiving any fractional share of Palatin Common Stock, the holder of such option shall receive in cash the Prior Day Market Price (as defined below) of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes. After the Effective Date, the MBI Stock Option Plans and any Outstanding Options issued outside the scope of the MBI Stock Option Plans shall be continued in effect by the Surviving Corporation subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued (i) shall relate solely to Outstanding Options, (ii) thereafter shall relate only to the issuance of Palatin Common Stock as provided in this Section and (iii) shall continue to provide for equitable adjustment in the terms of Outstanding Options in the event of certain corporate events which alter the capital structure of the Surviving Corporation. For purposes of this Agreement, the term "Prior Day Market Price" with respect to shares of either Palatin Common Stock or MBI Common Stock, as applicable, shall mean the last reported sale price or, if not so reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the applicable exchange or automated quotation system on which such stock trades for the day immediately preceding the day for which the Prior Day Market Price is being determined.

         3.6 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Share Consideration to be paid in respect of the MBI Common Stock represented by such Certificates as contemplated by this Article.

         3.7 STOCKHOLDERS' MEETINGS.

                  (a) MBI shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the stockholders of MBI (the "MBI Meeting") as promptly as practicable for the purpose of considering and taking action to authorize this Agreement and the transactions contemplated hereby (the "MBI Share Proposal"). Subject to its fiduciary duties and as advised by outside counsel in connection with the receipt by MBI of a Business Combination Proposal (as defined in Section 7.10) that the Board of Directors of MBI reasonably believes will result in a Superior Proposal (as defined in Section 7.10), the Board of Directors of MBI will recommend that holders of MBI Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the MBI Meeting.

                  (b) Palatin shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a meeting of the stockholders of Palatin (the "Palatin Meeting") as promptly as practicable for the purpose of considering and taking action to authorize, among other items, this Agreement and the transactions contemplated hereby (the "Palatin Share Proposal"). Subject to its fiduciary duties and as advised by outside counsel in connection with the receipt by Palatin of a Business Combination Proposal (as defined in Section 7.10) that the Board of Directors of Palatin reasonably believes will result in a Superior Proposal (as defined in Section 7.10), the Board of Directors of Palatin will recommend that holders of Palatin Common Stock vote in favor of and approve the Palatin Share Proposal at the Palatin Meeting.

         3.8 CLOSING OF MBI'S TRANSFER BOOKS. At the Effective Date, the stock transfer books of MBI shall be closed and no transfer of shares of MBI Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Palatin Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

         3.9 ASSISTANCE IN CONSUMMATION OF THE MERGER. Palatin and MBI shall provide all reasonable assistance to, and shall cooperate with, one another to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement.

         3.10 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Palatin, 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, at 9:00 A.M. local time on the day which is at least one business day and no more than three business days after the day on which the last of the conditions set forth in Article 8 is fulfilled or waived or (ii) at such other time and place as Palatin and MBI shall agree in writing.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF MBI

         MBI represents and warrants to Palatin and the Merger Subsidiary that the statements contained in this Article 4 are true and correct, except as set forth in the Disclosure Schedule delivered by MBI to Palatin and the Merger Subsidiary concurrently herewith and identified as the "MBI Disclosure Schedule."

         4.1 ORGANIZATION AND QUALIFICATION. MBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted and currently proposed to be conducted, and to own and use its properties currently owned and used by it. MBI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have an MBI Material Adverse Effect (as defined below). Complete and correct copies as of the date hereof of the Certificate of Incorporation, Bylaws and Certificates of Qualification to do Business (for each applicable jurisdiction) of MBI and each of its subsidiaries have been delivered to Palatin as part of the MBI Disclosure Schedule. For purposes of this Agreement, an "MBI Material Adverse Effect" shall mean a material adverse effect on the business (as now conducted or as proposed to be conducted until the Effective Date), properties, assets, condition (financial or otherwise), liabilities, operations or results of operations of MBI and its subsidiaries taken as a whole.

         4.2 CAPITALIZATION. The authorized capital stock of MBI consists of 40,000,000 shares of MBI Common Stock. As of September 30, 1999, 18,727,017 shares of MBI Common Stock were validly issued and outstanding, fully paid, and nonassessable, and there has been no material change in this number through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which MBI's stockholders may vote ("MBI Voting Debt") issued or outstanding. As of September 30, 1999, options to acquire 3,979,716 shares of MBI Common Stock were outstanding, and there has been no material change in this number through the date hereof. Except for these options, and except as set forth in Section 4.2 of the MBI Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating MBI to issue, deliver or sell shares of its capital stock or debt securities, or obligating MBI to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Assuming the conversion of all securities of MBI that are convertible on the date hereof into MBI Common Stock and the exercise of all options and warrants to acquire MBI Common Stock, MBI would have 18,749,292 shares of MBI Common Stock issued and outstanding.

         4.3 SUBSIDIARIES. Except as set forth in Section 4.3 of the MBI Disclosure Schedule, MBI has no Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries"). MBI does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

         4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. MBI has the corporate power to enter into this Agreement and, subject to approval of the MBI Share Proposal by the holders of MBI Common Stock to consummate the Merger, to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by MBI's Board of Directors. This Agreement constitutes a valid and legally binding obligation of MBI enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of MBI Common Stock described in
Section 3.7(a), no other corporate proceedings on the part of MBI are necessary to authorize this Agreement and the transactions contemplated hereby. Except as disclosed in the MBI SEC Reports (as defined below) or in Section 4.4 of the MBI Disclosure Schedule, MBI is not subject to or obligated under (i) any charter, bylaw, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to MBI or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have an MBI Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by MBI of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have an MBI Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

         4.5 REPORTS AND FINANCIAL STATEMENTS. MBI has previously furnished Palatin with true and complete copies of all documents required to be filed with the Commission for the period beginning on April 1, 1996 and ending on the date hereof (together with all exhibits thereto, the "MBI SEC Reports"). MBI has filed with the Commission all documents it is required by the Commission to file as of the date hereof. As of their respective dates, the MBI SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such MBI SEC Reports. Without limiting the generality of the foregoing sentence, the MBI SEC Reports include as exhibits all documents required to be filed as exhibits to the MBI SEC Reports pursuant to the rules and regulations of the Commission. As of their respective dates, the MBI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of MBI included in the MBI SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the MBI SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto),
(ii) present fairly, in all material respects, the financial position of MBI and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of MBI and its subsidiaries.

         4.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the MBI SEC Reports or set forth in Section 4.6 of the MBI Disclosure Schedule, since March 31, 1999, MBI and its subsidiaries have conducted their business in the ordinary course in good faith and consistent with past practice or as permitted by this Agreement and there has not been:

                  (a) any event, occurrence or development or a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, an MBI Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of MBI;

                  (c) any amendment of any term of any outstanding security of MBI or any of its subsidiaries;

                  (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) MBI or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by MBI or any of its subsidiaries of any contract or other right, in either case, material to MBI and its subsidiaries taken as a whole;

                  (e) any change in any method of accounting or accounting practice (other than any change for tax purposes) by MBI or any of its subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP; or

                  (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of MBI or any of its subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of MBI or any of its subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of MBI or any of its subsidiaries.

         4.7 LITIGATION. Except as disclosed in the MBI SEC Reports or as disclosed in Section 4.7 of the MBI Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of MBI, threatened against MBI or any of its subsidiaries which, either individually or in the aggregate, could reasonably be expected to have an MBI Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against MBI or any of its subsidiaries having, or which in the future could reasonably be expected to have, either individually or in the aggregate, an MBI Material Adverse Effect.

         4.8 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC. None of the information supplied by MBI to be included or incorporated by reference in (i) the Registration Statement to be filed with the Commission by Palatin on Form S-4 under the Securities Act for the purpose of registering the shares of Palatin Common Stock to be issued in the Merger (the "Registration Statement") and (ii) the joint prospectus/proxy statement of Palatin and MBI (the "Proxy Statement") required to be mailed to the stockholders of Palatin and MBI in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the MBI Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by or on behalf of Palatin for use therein. No representation or warranty made by MBI in this Agreement and no statement contained in any schedule, certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the MBI Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         4.9 EMPLOYEE BENEFIT PLANS. Except as disclosed in the MBI SEC Reports or as disclosed in Section 4.9 of the MBI Disclosure Schedule, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including retiree medical plans, maintained by MBI or any of its subsidiaries or any entity which is under "common control" with MBI within the meaning of
Section 4001 of ERISA ("Controlled Entity") or material collective bargaining agreements to which MBI or any of its subsidiaries is a party (together, the "Benefit Plans"). To MBI's best knowledge, no default exists with respect to the obligations of MBI or any of its subsidiaries under any such Benefit Plan, which default, either alone or in the aggregate, would have an MBI Material Adverse Effect. Since January 1, 1999, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such MBI Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such MBI Benefit Plans, by MBI or its subsidiaries or, to MBI's best knowledge, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, either alone or in the aggregate, would have an MBI Material Adverse Effect. Since January 1, 1999, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of MBI, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of MBI or its subsidiaries which have had or would have an MBI Material Adverse Effect. MBI has made available to Palatin true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan,
(ii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iii) each plan document, trust agreement and group annuity or insurance contract related to any Benefit Plan.

         4.10 ERISA. All MBI Benefit Plans have been administered in accordance with, and are in compliance with, its terms and the applicable provisions of ERISA and any other applicable law, except where such failures to administer or comply would not have an MBI Material Adverse Effect. Each of the Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and MBI knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans is a defined benefit pension plan. To MBI's knowledge, there are not now nor have there been any nonexempt "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, involving MBI's Benefit Plans which could subject MBI or any of its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither MBI nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Benefit Plan, including, but not limited to, taxes arising under Sections 4971 through 4980B of the Code, and no event has occurred and no circumstance has existed that could give rise to any such liability. No Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; no accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred with respect to any Benefit Plan; and no reportable event within the meaning of
Section 4043(b) of Subtitle C of ERISA has occurred with respect to any Benefit Plan. Neither the MBI nor any of its subsidiaries nor any Controlled Entity has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to MBI or any of its subsidiaries except for any such liability which would not have an MBI Material Adverse Effect. Neither MBI nor any of its subsidiaries nor any Controlled Entity has engaged in any transaction described in Section 4069 of ERISA or ceased operations at any facility or withdrawn from any Benefit Plan in a manner which could subject it to liability under Section 4062, 5063 or 4064 of ERISA except for any such transaction which would not have an MBI Material Adverse Effect. No Benefit Plan maintained by MBI or any of its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of MBI, the direct or indirect subject of a material audit, investigation or examination by a governmental or quasi-governmental agency. Except as set forth in Section 4.10 of the MBI Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), accelerated vesting or increase in benefits with respect to any employee, former employee or director of MBI, or its subsidiaries, whether or not any such payment would be an "excess parachute payment" within the meaning of Section 280G of the Code.

         4.11 TAKEOVER PROVISIONS INAPPLICABLE. The Board of Directors of MBI have taken the necessary action to make inapplicable to the Merger, and any other transactions contemplated hereby, the restrictions set forth in Section 203 of the DGCL, and any other applicable antitakeover or similar statute or regulations.

         4.12 MBI ACTION. The Board of Directors of MBI (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the MBI Share Proposal is advisable and in the best interests of MBI and its stockholders, (ii) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (iii) recommended the approval of the MBI Share Proposal by the holders of MBI Common Stock and directed that the MBI Share Proposal be submitted for consideration by MBI's stockholders at the MBI Meeting, (iv) taken any necessary steps to render the restrictions set forth in
Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement, and (v) adopted a resolution having the effect of causing MBI not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement. MBI does not own, beneficially or otherwise, and, to the knowledge of MBI, no stockholder of MBI owns, beneficially or otherwise, any outstanding Palatin Common Stock as of the date hereof.

         4.13 FAIRNESS OPINION. MBI has received the written opinion of Prudential Securities Incorporated ("Prudential Securities"), financial advisors to MBI, dated the date hereof and a copy of which has been delivered to Palatin, to the effect that the Exchange Ratio is fair to the stockholders of MBI from a financial point of view and, as of the date hereof, such opinion has not been withdrawn.

         4.14 FINANCIAL ADVISOR. MBI represents and warrants that (i) except for Prudential Vector Healthcare Group, a unit of Prudential Securities ("Prudential Vector"), no broker, finder or investment banker or other intermediary is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MBI, and (ii) the fees and commissions payable to Prudential Vector as contemplated by this Section 4.14 will not exceed the aggregate amount set forth in that certain letter, dated August 19, 1999 from Prudential Vector to MBI.

         4.15 COMPLIANCE WITH APPLICABLE LAWS. MBI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") to carry on their respective businesses as currently conducted, including, without limitation, applicable state insurance and health commissions, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have an MBI Material Adverse Effect (the "MBI Permits"). MBI and its subsidiaries are in compliance with the terms of the MBI Permits, except for such failure to comply, which individually or in the aggregate, would not have an MBI Material Adverse Effect. Except as disclosed in the MBI SEC Reports filed prior to the date of this Agreement, the businesses of MBI and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a MBI Material Adverse Effect. Except as disclosed in Section 4.15 of the MBI Disclosure Schedule, no investigation or review by any Governmental Entity with respect to MBI or any of its subsidiaries is pending, or, to MBI's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have an MBI Material Adverse Effect.

         4.16 LIABILITIES. Except as set forth in Section 4.16 of the MBI Disclosure Schedule, as of June 30, 1999, neither MBI nor any of its subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) which are material, individually or in the aggregate, to MBI and its subsidiaries and which are not disclosed or provided for in the most recent MBI SEC Reports. To the knowledge of MBI, there is no basis for any claim or liability of any nature against MBI or its subsidiaries, whether absolute, accrued, contingent or otherwise, which is or would have an MBI Material Adverse Effect and which was not reflected in the MBI SEC Reports or disclosed in
Section 4.16 of the MBI Disclosure Schedule.

         4.17 TAXES. Each of MBI and its subsidiaries has timely filed (including extensions of time as allowed by law) all Tax Returns required to be filed by any of them and has paid (or MBI has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not have an MBI Material Adverse Effect). The information contained in such Tax Returns is true, complete and accurate in all material respects except where the failure to be so would not have an MBI Material Adverse Effect. Neither MBI nor any subsidiary of MBI is delinquent in the payment of any Tax, assessment or governmental charge except where the delinquency would not have an MBI Material Adverse Effect. The charges, accruals and reserves for Taxes with respect to MBI and its subsidiaries reflected on the unaudited balance sheet of MBI dated June 30, 1999 are adequate under GAAP to cover the Tax liabilities accruing through the date thereof. There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to MBI or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination. No deficiencies for any Taxes have been proposed, asserted or assessed against MBI or any of its subsidiaries that have not been finally settled or paid in full which would have an MBI Material Adverse Effect, and no requests for waivers of the time to assess any such Tax are pending. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. For purposes of this Agreement, the term "subsidiary" of a specified person means an entity more than 50% of whose outstanding voting securities are directly or indirectly owned by such person.

         4.18 CERTAIN AGREEMENTS. Neither MBI nor any of its subsidiaries is in default (or would be in default with or without notice or lapse of time, or both) under any agreement or instrument filed as an exhibit to or incorporated by reference in any of the MBI SEC Reports, whether or not such default has been waived, which default, either individually or in the aggregate with other such defaults, would have an MBI Material Adverse Effect.

         4.19 INTELLECTUAL PROPERTY. (a) Section 4.19 of the MBI Disclosure Schedule lists all Patents, Patent applications, registered and applied for Trademarks and material unregistered Trademarks, service marks and trade names owned by (or registered in the name of) MBI or any of its subsidiaries that are considered by MBI to be material to its business as currently conducted. Section
4.19 of the MBI Disclosure Schedule includes as to each Patent or Trademark or Patent and Trademark applications listed thereon: a Patent number or Patent application number, a Trademark registration number or Trademark application number, as applicable for each listed Trademark and non-U.S. Patent, and a docket or Patent number or Patent application number for each listed U.S. Patent; the country or countries in which each

Patent or Trademark is issued, registered or applied for, as applicable; the application date or registration date for each listed Trademark and the docket number or issue date for each listed Patent, as applicable; and the owner of such Patent or Trademark. Except as disclosed therein, all Patents and Trademarks listed on Section 4.19 of the MBI Disclosure Schedule exist and have been maintained in good standing, including without limitation, the timely payment of any maintenance fees and annuities thereon. Except as disclosed in
Section 4.19 of the MBI Disclosure Schedule or as would not have an MBI Material Adverse Effect, MBI has taken all actions which it considers commercially reasonable and made all applications and filings which it considers commercially reasonable pursuant to applicable laws to secure, perfect and protect its rights in the Intellectual Property, for the conduct of its business as presently conducted; and, to MBI's knowledge, neither MBI, its subsidiaries nor any of their respective agents have practiced inequitable conduct under the Patent laws or other applicable laws with respect to any of the foregoing. Except as would not have an MBI Material Adverse Effect, MBI and each of its subsidiaries has taken all steps which it considers commercially reasonable (including without limitation entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors and employees of MBI and its subsidiaries with access to or knowledge of the Intellectual Property of MBI or its subsidiaries (and the products and technology of MBI and its subsidiaries)) to safeguard and maintain the secrecy and confidentiality of, and to assign to MBI or its subsidiaries, as applicable, all of such employee's rights in all such Intellectual Property invented or developed by such employee within the scope of such employee's employment and relating to MBI's business. All key full-time employees of MBI and substantially all other full-time employees of MBI and its subsidiaries have signed a confidentiality and invention assignment agreement for the benefit of MBI or one of its subsidiaries to assign such employee's rights in Intellectual Property to MBI or one of its subsidiaries.

                  (b) Except as set forth in the MBI SEC Reports or in Section
4.19 of the MBI Disclosure Schedule or as would not have an MBI Material Adverse Effect, MBI and its subsidiaries own, are duly licensed or otherwise have the right to use all of the Intellectual Property used or believed by MBI to be required for use in connection with the business of MBI and its subsidiaries as presently conducted and, to MBI's knowledge, as proposed to be conducted through the Effective Date; and, MBI has no reason to believe that such Intellectual Property is not valid and enforceable against third parties. Except as set forth in the MBI SEC Reports or in Section 4.19 of the MBI Disclosure Schedule or as would not have an MBI Material Adverse Effect, to MBI's knowledge, MBI and its subsidiaries own, on an exclusive basis, free and clear of any Liens, and have the unrestricted right to use, license, sell or dispose of, and the right to bring infringement actions with respect to all the Intellectual Property owned by MBI and its subsidiaries. Except as set forth in the MBI SEC Reports or in
Section 4.19 of the MBI Disclosure Schedule or as would not have an MBI Material Adverse Effect, to MBI's knowledge, MBI and its subsidiaries do not pay, and have no obligation (whether absolute or contingent) to pay, royalties, honoraria, fees or other payments to any person by reason of the ownership, use, license, sale or disposition of any Intellectual Property by MBI or its subsidiaries. Except as set forth in the MBI SEC Reports or in Section 4.19 of the MBI Disclosure Schedule, to MBI's knowledge, neither MBI nor any of its subsidiaries has received notice (written or oral) of any claim of any person asserting rights in, or a conflict with, the Intellectual Property used or required for use in connection with the business of MBI and its subsidiaries as presently conducted and as proposed to be conducted (including without limitation the Patents and Trademarks listed in Section 4.19 of the MBI Disclosure Schedule) and MBI has not been informed of any reasonable basis for such a claim. Except for Intellectual Property not related to MBI's business as currently conducted or as proposed to be conducted through the Effective Date, and without limiting the foregoing, to MBI's knowledge, no other person has claimed the right to use in connection with substantially similar or closely related goods and in the same geographic area any Trademark which is identical or confusingly similar to any Trademark used by MBI or its subsidiaries, except pursuant to written agreements with MBI or its subsidiaries which are listed in the MBI SEC Reports or Section 4.19 of the MBI Disclosure Schedule. Except for Intellectual Property not related to MBI's business as currently conducted, to MBI's knowledge, neither MBI nor any of its subsidiaries has provided notice (written or oral) to any person of infringement of any Intellectual Property right held by MBI or its subsidiaries; and MBI has not been informed of any reasonable basis for such a claim. There is no agreement, arrangement or understanding (written or oral) between MBI or any of its subsidiaries and another person which would prevent or restrict MBI and its subsidiaries after the Merger from using, selling, licensing or disposing of any material Intellectual Property of MBI and its subsidiaries on substantially the same terms and conditions applicable to MBI and its subsidiaries immediately prior to the Merger.

                  (c) Except as would not have an MBI Material Adverse Effect, MBI represents that the entry by MBI into this Agreement will not require the consent of any third party (other than consents that have been obtained by MBI and provided to Palatin) who is a party to an agreement, arrangement or understanding described in Section 4.19(b) of the MBI Disclosure Schedule and that entry by MBI into this Agreement will not otherwise adversely affect the validity of any such agreement, arrangement or understanding, nor adversely affect the benefit that inures to MBI from such agreement, arrangement or understanding. Except as disclosed in the MBI SEC Reports or as would not have an MBI Material Adverse Effect, Section 4.19 of the MBI Disclosure Schedule lists all material agreements, arrangements or understandings (whether written or oral, and if oral, Section 4.19 of the MBI Disclosure Schedule contains a brief description of the principal terms thereof) pursuant to which MBI or its subsidiaries has either purchased, sold, licensed, secured or disposed of rights in Intellectual Property (except for Intellectual Property not related to MBI's business as currently conducted or proposed to be conducted through the Effective Date) from or to another person or agreed to do any of the foregoing (other than licenses to commercially available off-the-shelf computer software acquired or entered into by MBI or its subsidiaries in the ordinary course of business) ("Intellectual Property Agreements"). Except as disclosed in the MBI SEC Reports or as would not have an MBI Material Adverse Effect, to MBI's belief, each of the parties thereto have performed, in all material respects, all obligations under each Intellectual Property Agreement which are required to be performed by such party, and there is no default (or event which with notice or lapse of time would constitute a default) thereunder. To MBI's belief, each Intellectual Property Agreement is enforceable against each of the parties thereto pursuant to its terms.

                  (d) Except as disclosed in the MBI SEC Reports, to MBI's belief, the operation of the business of MBI and its subsidiaries as presently conducted and, as proposed to be conducted through the Effective Date (including without limitation the manufacture, sale, use, trade dress, packaging, license, or other exploitation of products and technology currently marketed or in development) does not and will not infringe, trespass or otherwise violate the valid Intellectual Property rights of any person, the result of which would be an MBI Material

Adverse Effect. Without limiting the foregoing, to MBI's knowledge and except as disclosed in the MBI SEC Reports, neither MBI nor any of its subsidiaries has received any notice (written or oral) of any material infringement of any Intellectual Property right held by another person; and, to MBI's knowledge, there is no reasonable basis for such a claim. Except as set forth in the Intellectual Property Agreements, neither MBI nor any of its subsidiaries is obligated to indemnify any person for any material liability, cost or expense arising from such person's use, sale, licensing or disposition of any Intellectual Property or such person's manufacture, use, sale, license or other exploitation of any product or technology.

                  (e) As used herein, the following capitalized terms shall have the meanings ascribed to them as set forth below: "Intellectual Property" shall mean any and all intellectual or proprietary property, including without limitation Patents, Trademarks, Copyrights, Trade Secrets and Know-How. "Patents" shall mean patents, including U.S. and foreign patents, pending patent applications and counterparts (whether original, reissue, reexamine, division, continuation, continuation-in-part, or extension thereof), patent disclosures and invention disclosures. "Trademarks" shall mean trademarks, trade names, trade dress, domain names, service marks, or copyrights (in each case, whether registered or not) as well as any application therefor or registration thereof and all goodwill associated therewith. "Know-How" shall mean any research and development records and results, stability data, clinical data, cell lines, DNA sequences, raw data and lab journals, technology, processes and methods, technical information, trade secrets, manufacturing and other know-how (including without limitation proprietary know-how and use and application know-how), formulas, formulations, production records and specifications, raw material specifications, manufacturing processes, procedures and records, test procedures, quality control records and data, product specifications, algorithms, adverse drug experience information and complaints, marketing and competition analysis, customer and supplier lists or proprietary information.

         4.20 ACCOUNTING MATTERS. Neither MBI nor, to its knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent MBI or Palatin from accounting for the business combination to be effected by the Merger as (i) a purchase, or (ii) as a "reorganization" within
Section 368 of the Code.

         4.21 NO MBI MATERIAL ADVERSE EFFECT. Except as disclosed in the MBI SEC Reports or in the MBI Disclosure Schedule, there does not exist any fact or circumstance which, either individually or together with another fact or circumstance, could reasonably be expected to result in an MBI Material Adverse Effect.

         4.22 INVESTMENT COMPANY ACT. MBI is not an "investment company" within the meaning of the Investment Company Act of 1940.

         4.23 FDA. Except as disclosed in the MBI SEC Reports or in Section 4.23 of the MBI Disclosure Schedule:

                  (a) To MBI's knowledge, as to each drug of MBI or any of its subsidiaries for which a new drug application ("NDA") or abbreviated new drug application ("ANDA") has been approved by the U.S. Food and Drug Administration ("FDA"), which drugs are described in the MBI SEC Reports or the MBI Disclosure Schedule, and such NDAs and

ANDAs are exclusively owned by MBI or one of its subsidiaries, and the applicant and all persons performing operations covered by the application are not in violation of, in any material respect, and are in material compliance with, 21 U.S.C. (S)(S) 355, 21 C.F.R. Parts 314 et seq., respectively, and all terms and conditions of the application.

                  (b) To MBI's knowledge, all manufacturing operations conducted by or for the benefit of MBI and its subsidiaries are not in violation of, in any material respect, and have been and are being conducted in material compliance with, the good manufacturing practice regulations "GMP" set forth in 21 C.F.R. Parts 210 and 211.

                  (c) To MBI's knowledge, neither MBI and its subsidiaries nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991) and any amendments thereto.

                  (d) No reports of inspection observations, establishment inspection reports or warning letters have been received from or issued by the FDA in connection with any approved product within the last three years that allege material lack of compliance with the FDA regulatory requirements by MBI, its subsidiaries or, to MBI's knowledge, persons covered by product applications or otherwise performing services for the benefit of MBI or its subsidiaries.

                  (e) Neither MBI nor its subsidiaries have received any written notice or has knowledge that the FDA has commenced or threatened to initiate, any action to withdraw its approval or request the recall of any product of MBI or its subsidiaries or commenced or threatened to initiate, any action to enjoin production of any facility owned or used by MBI or its subsidiaries or any facility at which any of MBI's or its subsidiaries' products are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled (the "Manufacturing Locations").

                  (f) To MBI's knowledge, as to each article of drug or consumer product currently manufactured and/or distributed by MBI or its subsidiaries, which products are described in Section 4.23 of the MBI Disclosure Schedule, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 342 and 343, respectively.

                  (g) Neither MBI, its subsidiaries, nor, to the knowledge of MBI, their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

                  (h) As to each NDA or ANDA submitted to, but not approved by, the FDA, and not withdrawn by MBI or its subsidiaries, or applicants acting on its behalf as of the date of this Agreement, MBI and its subsidiaries have complied, in all material respects, and are in material compliance with, the requirements of 21 U.S.C. (S) 355 and 21 C.F.R. Parts 312 and

314 et. seq. and has provided all additional information and taken all additional action reasonably requested by the FDA in connection with the application.

                  (i) In MBI's Good Faith Opinion, there are no facts or circumstances that would reasonably be expected to delay, in any material respect, outside the ordinary course of business, or prevent approval of any pending NDAs or ANDAs, or any amendments and/or supplements thereto.

                  (j) To MBI's knowledge, there are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints, or investigations by the FDA or any other Governmental Entity pending against MBI or any of its subsidiaries. To MBI's knowledge, there are no proceedings pending with respect to violation by MBI or any subsidiary of the Food, Drug and Cosmetic Act, FDA regulations adopted thereunder, or any other legislation or regulation promulgated by any other Governmental Entity which might result in the revocation, cancellation, suspension, limitation or adverse modification of any permit, application or approval.

                  (k) Neither MBI nor any of its subsidiaries have been served with any complaint or received any other notices of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any federal, state or foreign regulatory agency threatened or pending against or relating to MBI or any of its subsidiaries or any permit, application or approval of MBI or any of its subsidiaries. There have been no product recalls by MBI or any of its subsidiaries since January 1, 1994.

                  (l) To MBI's knowledge, MBI and each of its subsidiaries are not in violation of, in any material respect, and are in material compliance with, all application laws and regulations regarding the conduct of pre-clinical and clinical investigations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and Institutional Review Boards designed to ensure the protection of the rights and welfare of human subjects, including, but not limited to, the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312.

                  (m) To MBI's knowledge, the MBI Disclosure Schedule identifies all the countries in which MBI's or its subsidiaries' products have been or are being registered and/or approved for manufacturing, marketing or sale and the products approved in each respective country. To MBI's knowledge, MBI or its subsidiaries are authorized to sell products in each of the countries in which such products are currently being sold and all Permits necessary for such sale are held by MBI or one of its subsidiaries or licensees. The Disclosure Schedule describes the owners of the approvals or registrations for the manufacture, marketing or sale of MBI's or its subsidiaries' products.

         4.24 INVENTORY. To MBI's knowledge, all inventory of MBI, or any of its subsidiaries, which is held for sale or resale, including raw materials, work in process and finished goods (collectively, "Inventory"), consists of items usable and/or commercially saleable in the normal course of business.

         4.25 BANK ACCOUNTS. Section 4.25 of the MBI Disclosure Schedule contains a list showing: (a) the name of each bank, safe deposit company or other financial institution in which MBI or any of its subsidiaries has an account, lock box or safe deposit box; and (b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons, if any, holding powers of attorney from MBI or any of its subsidiaries.

         4.26 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement, the term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, radioactive materials, wastes, or chemicals.

                  (b) Except as set forth in the MBI SEC Reports filed prior to the date hereof and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an MBI Material Adverse Effect, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of MBI or any of its subsidiaries, threatened by any person against, MBI or any of its subsidiaries, and no penalty has been assessed against MBI or any of its subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) MBI and its subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to MBI or any of its subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which MBI has knowledge in relation to the current or prior business of MBI or any of its subsidiaries or any property or facility now or previously owned, leased or operated by MBI or any of its subsidiaries which has not been delivered to Palatin at least five days prior to the date hereof.

         4.27 INSURANCE. There are no insurance policies maintained by or on behalf of MBI or any of its subsidiaries in effect on the Effective Date except as set forth on Section 4.27 of the MBI Disclosure Schedule.

         4.28 TANGIBLE ASSETS. MBI and its subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets that are required for or used in the operation or conduct of its business as presently operated or conducted (the "Tangible Assets"). The Tangible Assets, taken as a whole, are free from material defects (patent or latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which each of them is presently used. Except as set forth on Section 4.28 of the MBI Disclosure Schedule, the Tangible Assets are free and clear of liens, claims of third parties, security interests, and any other encumbrances whatsoever.

         4.29 YEAR 2000 COMPLIANCE. MBI and each of its subsidiaries have conducted a commercially reasonable inventory of the hardware and software (the "Computer Systems") used by MBI and its subsidiaries in its business, in order to determine which parts of the Computer Systems are not Year 2000 compliant (as defined below) and to estimate the cost of rendering such Computer Systems Year 2000 compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down (a "hard crash") or produce incorrect calculations or otherwise malfunction without becoming totally inoperable (a "soft crash"). Each project that has or will be implemented by MBI with respect to Year 2000 compliance, and the status of each such project, is listed on
Section 4.29 of the MBI Disclosure Schedule. For purposes of this Agreement, "Year 2000 compliant" means that all of the hardware and software comprising the Computer Systems will correctly differentiate between years, in different centuries that end in the same two digits, and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, including all equipment or devices incorporating imbedded software or microcode.

         4.30 SIGNIFICANT CUSTOMERS, SUPPLIERS, JOINT VENTURE PARTNERS AND EMPLOYEES. The MBI SEC Reports or Section 4.30 of the MBI Disclosure Schedule sets forth an accurate list of MBI Significant Customers, MBI Significant Suppliers, MBI Joint Venture Partners and MBI Significant Employees. MBI or any of its subsidiaries have no knowledge nor have they received any notice of any intention by an (a) MBI Significant Customer to terminate its business relationship with MBI or its subsidiaries or to limit or alter its business relationship with MBI or its subsidiaries in any material respect; (b) MBI Significant Supplier to terminate its business relationship with MBI or its subsidiaries or to limit or alter its business relationship with MBI or its subsidiaries in any material respect; (c) MBI Joint Venture Partner to terminate its business relationship with MBI or its subsidiaries or to limit or alter its business relationship with MBI or its subsidiaries in any material respect; or
(d) MBI Significant Employee intending to terminate his employment with MBI or its subsidiaries. As used in this Article, (w) "MBI Significant Customer" means the 10 largest customers of MBI and its subsidiaries, taken as a whole, including distributors of MBI's products, measured in terms of sales volume in dollars for the years ended March 31, 1998 and 1999 and for the nine month period ending September 30, 1999, (x) "MBI Significant Supplier" means any supplier of MBI and its subsidiaries from whom MBI or its subsidiaries has purchased $50,000 or more of goods during the years ended March 31, 1998 and 1999 or $50,000 or more goods during the six (6) month period ending September 30, 1999, for use in MBI's or its subsidiaries' respective businesses; (y) "MBI Joint Venture Partner" means any person that has entered into an agreement with MBI or its subsidiaries relating to the purchase, development, distribution, manufacture and/or sale of any of MBI's or its subsidiaries' products or technologies; and (z) "MBI Significant Employee" means the Chief Executive Officer, the President, the Senior Director of Research and Development or any Vice President of MBI or its subsidiaries or any Executive Officer as defined in the Exchange Act.

                                    ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF PALATIN AND MERGER SUBSIDIARY

         Palatin and Merger Subsidiary represent and warrant to MBI that the statements contained in this Article 5 are true and correct, except as set forth in the disclosure schedule delivered by Palatin and Merger Subsidiary to MBI concurrently herewith and identified as the "Palatin Disclosure Schedule."

         5.1 ORGANIZATION AND QUALIFICATION.

                  (a) Palatin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted and currently proposed to be conducted, and to own and use its properties currently owned and used by it. Palatin is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Palatin Material Adverse Effect (as defined below). Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of Palatin and Certificates of Qualification to do Business (for each applicable jurisdiction) and each of its subsidiaries have been delivered to MBI as part of the Palatin Disclosure Schedule. For the purposes of this Agreement a "Palatin Material Adverse Effect" shall mean a material adverse effect on the business (as now conducted or as proposed to be conducted until the Effective Date), properties, assets, condition (financial or otherwise), liabilities, operations or results of operations of Palatin and its subsidiaries taken as a whole.

                  (b) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted and currently proposed to be conducted, and to own and use its properties currently owned and used by it. Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of Merger Subsidiary have been delivered to MBI as part of the Palatin Disclosure Schedule.

         5.2 CAPITALIZATION.

                  (a) The authorized capital stock of Palatin consists of 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, of which 264,000 shares have been designated Series A Convertible Preferred Stock, par value $0.01 per share, 18,875 shares have been designated Series B Convertible Preferred Stock, par value $0.01 per share, and 1,400,000 shares have been designated Series C Convertible Preferred Stock, par value $0.01 per share. As of October 7, 1999, 7,240,329 (includes shares of stock issuable upon surrender of RhoMed (defined below) Common Stock and Preferred Stock and upon surrender of outstanding Common Stock of Interfilm, Inc. and surrender of certificates representing shares of Palatin Common Stock outstanding prior to September 5, 1997) shares of Palatin Common Stock, 38,936 shares of Series A Convertible Preferred Stock, 12,875 shares of Series B Convertible Preferred Stock and 700,000 shares of Series C Convertible Preferred Stock were validly issued and outstanding, fully paid and nonassessable; and there have been no material changes in these numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which Palatin's stockholders may vote ("Palatin Voting Debt") issued or outstanding. As of October 7, 1999, options and warrants to acquire 2,849,158 shares and 2,572,679 shares, respectively, of Palatin Common Stock were outstanding, and there has been no material change in these numbers through the date hereof. Except for those options and warrants and shares of Palatin Common Stock issuable upon conversion of the Series A, B and C Convertible Preferred Stock, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating Palatin to issue, deliver or sell shares of its capital stock or debt securities, or obligating Palatin to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Palatin Common Stock issuable in accordance with this Agreement in exchange for MBI Common Stock at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

                  (b) Assuming the conversion of all securities of Palatin that are convertible as of the date hereof (including the pro forma effect of the issuance of the Merger Consideration) into Palatin Common Stock and the exercise of all options and warrants to acquire Palatin Common Stock, Palatin would have 9,943,992 shares of Palatin Common Stock issued and outstanding (the "Diluted Share Total") calculated as set forth in Section 5.2 of the Disclosure Schedule.

                  (c) The authorized capital stock of Merger Subsidiary consists of 1000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by Palatin.

         5.3 OTHER SUBSIDIARIES. Other than Merger Subsidiary, RhoMed Incorporated ("RhoMed") and Interfilm Technologies, Inc. ("Interfilm") are Palatin's only Significant Subsidiaries.

                  (a) RhoMed is a corporation duly organized, validly existing and in good standing under the laws of New Mexico and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. RhoMed is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Palatin Material Adverse Effect. All the outstanding shares of capital stock of RhoMed are validly issued, fully paid and nonassessable and are owned by Palatin or by another subsidiary of Palatin free and clear of any liens, claims or encumbrances.

                  (b) Interfilm is a corporation duly organized, validly existing and in good standing under the laws of New York and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. Interfilm is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Palatin Material Adverse Effect. All the outstanding shares of capital stock of Interfilm are validly issued, fully paid and nonassessable and are owned by Palatin or by another subsidiary of the Palatin free and clear of any liens, claims or encumbrances.

                  (c) Except as disclosed in the Palatin SEC Reports or as disclosed in Section 5.3 of the Palatin Disclosure Schedule, (i) there are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of RhoMed, and (ii) Palatin does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

         5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Palatin and Merger Subsidiary have the corporate power to enter into this Agreement and, subject to approval of this Agreement by the holders of Palatin Common Stock and Series A Convertible Preferred Stock and by the holder of all of Merger Subsidiary's issued and outstanding common stock (the "Sole Shareholder"), to consummate the Merger and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Palatin's and Merger Subsidiary's Board of Directors. This Agreement constitutes a valid and legally binding obligation of Palatin and Merger Subsidiary enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Palatin Common Stock and the holders of the Palatin Series A Convertible Preferred Stock, each described in Section 3.7(b), and the approval of the Sole Shareholder, no other corporate proceedings on the part of Palatin and Merger Subsidiary are necessary to authorize this Agreement and the transactions contemplated hereby. Except as set forth in Section 5.4 of the Palatin Disclosure Schedule or the Palatin SEC Reports, Palatin and Merger Subsidiary are not subject to or obligated under (i) any charter, bylaw, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Palatin or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Palatin Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section 5.4 of Palatin Disclosure Schedule or, in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Palatin and Merger Subsidiary of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a

Palatin Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

         5.5 REPORTS AND FINANCIAL STATEMENTS. Palatin has previously furnished MBI with true and complete copies of all documents required to be filed with the Commission for the period beginning July 1, 1996 and ending on the date hereof. Palatin has filed with the Commission all documents it is required by the Commission to file as of the date hereof (together with all exhibits thereto, the "Palatin SEC Reports"). As of their respective dates, the Palatin SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Palatin SEC Reports. As of their respective dates, the Palatin SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Palatin included in the Palatin SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Palatin SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of Palatin and its subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and
(iii) are in all material respects in accordance with the books of account and records of Palatin and its subsidiaries.

         5.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Palatin SEC Reports or as set forth in Section 5.6 of the Palatin Disclosure Schedule, since June 30, 1999, Palatin and its subsidiaries have conducted their business in the ordinary course in good faith consistent with past practice and there has not been:

                  (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Palatin Material Adverse Effect.

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Palatin;

                  (c) any amendment of any term of any outstanding security of Palatin or any of its subsidiaries;

                  (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) Palatin or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Palatin or any of its subsidiaries of any contract or other right, in either case, material to Palatin and its subsidiaries taken as a whole;

                  (e) any change in any method of accounting or accounting practice (other than any change for tax purposes) by Palatin or any of its subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP; or

                  (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of Palatin or any of its subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Palatin or any of its subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of Palatin or any of its subsidiaries.

         5.7 LITIGATION. Except as disclosed in the Palatin SEC Reports or as disclosed in Section 5.7 of the Palatin Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of Palatin, threatened against Palatin or any of its subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Palatin Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Palatin or any of its subsidiaries having, or which in the future could reasonably be expected to have, either individually or in the aggregate, a Palatin Material Adverse Effect.

         5.8 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC. None of the information with respect to Palatin or its subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the Palatin Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by or on behalf of MBI for use therein. No representation or warranty made by Palatin contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Palatin Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.9 EMPLOYEE BENEFIT PLANS. Except as disclosed in the Palatin SEC Reports or as disclosed in Section 5.9 of the Palatin Disclosure Schedule, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by Palatin or any of its subsidiaries or any entity which is under "common control" with Palatin within the meaning of Section 4001 of ERISA ("Controlled Entity") or material collective bargaining agreements to which Palatin or any of its subsidiaries is a party (together, the "Palatin Benefit Plans"). To Palatin's knowledge, no default exists with respect to the obligations of Palatin or any of its subsidiaries under any such Palatin Benefit Plan, which default, either alone or in the aggregate, would have a Palatin Material Adverse Effect. Since January 1, 1998, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Palatin Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Palatin Benefit Plans, by Palatin or its subsidiaries or, to the knowledge of Palatin and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, either alone or in the aggregate, would have a Palatin Material Adverse Effect. Since January 1, 1998 there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Palatin and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Palatin or its subsidiaries which have had or would have a Palatin Material Adverse Effect. Palatin has made available to MBI true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan, (ii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iii) each plan document, trust agreement and group annuity or insurance contract related to any Benefit Plan.

         5.10 ERISA. All Palatin Benefit Plans have been administered in accordance with, and are in compliance with, its terms and the applicable provisions of ERISA and any other applicable law, except where such failures to administer or comply would not have a Palatin Material Adverse Effect. Except as disclosed in Section 5.10 of the Palatin Disclosure Schedule, each Palatin Benefit Plan which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and Palatin knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Palatin Benefit Plans is a defined benefit pension plan. To Palatin's knowledge, there are not now nor have there been any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Palatin's Benefit Plans which could subject Palatin or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither Palatin nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Benefit Plan, including, but not limited to, taxes arising under Sections 4971 through 4980B of the Code, and no event has occurred and no circumstance has existed that could give rise to any such liability. No Palatin Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Palatin Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; no accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred with respect to any Benefit Plan; and no reportable event within the meaning of Section 4043(b) of Subtitle C of ERISA has occurred with respect to any Palatin Benefit Plan. Neither Palatin nor any of its subsidiaries nor any Controlled Entity has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA. from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to Palatin or any of its subsidiaries except for any such liability which would not have a Palatin Material Adverse Effect. Neither Palatin nor any of its subsidiaries nor any Controlled Entity has engaged in any transaction described in Section 4069 of ERISA or ceased operations at any facility or withdrawn from any Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA except for any such transaction which would not have a Palatin Material Adverse Effect. No Benefit Plan maintained by Palatin or any of its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Palatin, the direct or indirect subject of a material audit, investigation or examination by a governmental or quasi-governmental agency. Except as set forth in Section 5.10 of the Palatin Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), accelerated vesting or increase in benefits with respect to any employee, former employee or director of Palatin, or its subsidiaries, whether or not any such payment would be an "excess parachute payment" within the meaning of Section 280G of the Code.

         5.11 TAKEOVER PROVISIONS INAPPLICABLE. The Board of Directors of Palatin have taken the necessary action to make inapplicable to the Merger, and any other transactions contemplated hereby, the restrictions set forth in
Section 203 of the DGCL, and any other applicable antitakeover or similar statute or regulations.

         5.12 PALATIN ACTION. The Board of Directors of Palatin (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of Palatin and its stockholders, (ii) approved the Merger in accordance with the provisions of
Section 251 of the DGCL, (iii) recommended the approval of the Palatin Share Proposal by the holders of Palatin Common Stock and directed that the Merger be submitted for consideration by Palatin's stockholders at the Palatin Meeting,
(iv) taken all necessary steps to render the restrictions set forth in Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement, and (v) adopted a resolution having the effect of causing Palatin not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement. Palatin does not own, beneficially or otherwise, and to the knowledge of Palatin, no stockholder of Palatin owns, beneficially or otherwise, any outstanding MBI Common Stock on the date hereof.

         5.13 FAIRNESS OPINION. Palatin has received the written opinion of Hambrecht & Quist, financial advisors to Palatin, dated the date hereof and a copy of which has been delivered to MBI, to the effect that the Exchange Ratio is fair to the stockholders of Palatin from a financial point of view and, as of the date hereof, such opinion has not been withdrawn.

         5.14 FINANCIAL ADVISOR. Palatin represents and warrants that (i) except for Hambrecht & Quist, no broker, finder or investment banker or other intermediary is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Palatin, and (ii) the fees and commissions payable to Hambrecht & Quist as contemplated by this Section



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


5.14 will not exceed the aggregate amount set forth in that certain letter, dated [DATE] from Hambrecht & Quist to Palatin.

         5.15 COMPLIANCE WITH APPLICABLE LAWS. Palatin and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities to carry on their respective businesses as currently conducted, including, without limitation, applicable state insurance and health commissions, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Palatin Material Adverse Effect (the "Palatin Permits"). Palatin and its subsidiaries are in compliance with the terms of Palatin Permits, except for such failures to comply, which singly or in the aggregate, would not have a Palatin Material Adverse Effect. Except as disclosed in the Palatin SEC Reports filed prior to the date of this Agreement or in Section 5.15 of the Palatin Disclosure Schedule, the businesses of Palatin and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Palatin Material Adverse Effect. Except as disclosed in Section
5.15 of the Palatin Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Palatin or any of its subsidiaries is pending, or, to Palatin's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Palatin Material Adverse Effect.

         5.16 LIABILITIES. Except as disclosed in Section 5.16 of Palatin Disclosure Schedule, as of June 30, 1999, neither Palatin nor any of its subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) which are material, individually or in the aggregate, to Palatin and its subsidiaries and which are not disclosed or provided for in the most recent Palatin SEC Reports. To the knowledge of Palatin, there was no basis, as of June 30, 1999, for any claim or liability of any nature against Palatin or its subsidiaries, whether absolute, accrued, contingent or otherwise, which is or would have a Palatin Material Adverse Effect, not reflected in Palatin SEC Reports or in Section 5.16 of the Palatin Disclosure Schedule.

         5.17 TAXES. Each of Palatin and its subsidiaries has timely filed (including extensions of time allowed by law) all Tax Returns required to be filed by any of them and has paid (or Palatin has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not have a Palatin Material Adverse Effect). The information contained in such Tax Returns is true, complete and accurate in all material respects, except where a failure to be so would not have a Palatin Material Adverse Effect. Except as disclosed in Section 5.17 of the Palatin Disclosure Schedule, neither Palatin nor any subsidiary of Palatin is delinquent in the payment of any Tax, assessment or governmental charge, except where such delinquency would not have a Palatin Material Adverse Effect. The charges, accruals and reserves for Taxes with respect to Palatin and its subsidiaries reflected on the audited financials of Palatin dated June 30, 1999 are adequate under GAAP to cover the Tax liabilities accruing through the date thereof. There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Palatin or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination. No deficiencies for any Taxes have been proposed, asserted or assessed against Palatin or any of its subsidiaries that have not been finally settled or paid in full, which would have a Palatin Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending.

         5.18 CERTAIN AGREEMENTS. Neither Palatin nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any agreement or instrument filed as an exhibit to or incorporated by reference in any of the Palatin SEC Reports, whether or not such default has been waived, which default, individually or in the aggregate with other such defaults, would have a Palatin Material Adverse Effect.

         5.19 INTELLECTUAL PROPERTY. (a) Section 5.19 of the Palatin Disclosure Schedule lists all Patents, Patent applications, registered and applied for Trademarks and material unregistered trademarks, service marks and trade names owned by (or registered in the name of) Palatin or any of its subsidiaries that are considered by Palatin to be material to its business as currently conducted or as proposed to be conducted. Section 5.19 of the Palatin Disclosure Schedule includes as to each Patent or Trademark or Patent and Trademark applications listed thereon: a Patent number or Patent application number a Trademark registration number or Trademark application number, as applicable for each listed Trademark and non-U.S. Patent, and a docket or Patent number or Patent application number for each listed U.S. Patent; the country or countries in which each Patent or Trademark is issued, registered or applied for, as applicable; the application date or registration date for each listed Trademark and the docket number or issue date for each listed Patent, as applicable; and the owner of such Patent or Trademark. Except as disclosed therein, all Patents and Trademarks listed on Section 5.19 of the Palatin Disclosure Schedule exist and have been maintained in good standing, including without limitation, the timely payment of any maintenance fees and annuities thereon. Except as disclosed in Section 5.19 of the Palatin Disclosure Schedule or as would not have a Palatin Material Adverse Effect, Palatin has taken all actions which it considers commercially reasonable and made all applications and filings which it considers commercially reasonable pursuant to applicable laws to secure, perfect and protect its rights in the Intellectual Property, for the conduct of its business as presently conducted and, to Palatin's knowledge, as proposed to be conducted, and, to Palatin's knowledge, neither Palatin, its subsidiaries nor any of their respective agents have practiced inequitable conduct under the Patent laws or other applicable laws with respect to any of the foregoing. Except as would not have a Palatin Material Adverse Effect, Palatin and each of its subsidiaries has taken all steps which it considers commercially reasonable (including without limitation entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors and employees of Palatin and its subsidiaries with access to or knowledge of the Intellectual Property of Palatin or its subsidiaries (and the products and technology of Palatin and its subsidiaries)) to safeguard and maintain the secrecy and confidentiality of, and to assign to Palatin or its subsidiaries, as applicable, all of such employee's rights in all such Intellectual Property invented or developed by such employee within the scope of such employee's employment and relating to Palatin's business. All key full-time employees of Palatin and substantially all other full-time employees of Palatin and its subsidiaries have signed a confidentiality and invention assignment agreement for the benefit of Palatin or one of its subsidiaries to assign such employee's rights in Intellectual Property to Palatin or one of its subsidiaries.

                  (b) Except as set forth in the Palatin SEC Reports or in
Section 5.19 of the Palatin Disclosure Schedule Schedule or as would not have a Palatin Material Adverse

Effect, Palatin and its subsidiaries own, are duly licensed or otherwise have the right to use all of the Intellectual Property used or believed by Palatin to be required for use in connection with the business of Palatin and its subsidiaries as presently conducted and, to Palatin's knowledge, as proposed to be conducted through the Effective Date; and, Palatin has no reason to believe that such Intellectual Property is not valid and enforceable against third parties. Except as set forth in the Palatin SEC Reports or in Section 5.19 of the Palatin Disclosure Schedule, to Palatin's knowledge, Palatin and its subsidiaries own, on an exclusive basis, free and clear of any Liens, and have the unrestricted right to use, license, sell or dispose of, and the right to bring infringement actions with respect to all the Intellectual Property owned by Palatin and its subsidiaries. Except as set forth in the Palatin SEC Reports or in Section 5.19 of the Palatin Disclosure Schedule or as would not have a Palatin Material Adverse Effect, to Palatin's knowledge, Palatin and its subsidiaries do not pay, and have no obligation (whether absolute or contingent) to pay, royalties, honoraria, fees or other payments to any person by reason of the ownership, use, license, sale or disposition of any Intellectual Property by Palatin or its subsidiaries. Except as set forth in the Palatin SEC Reports or in Section 5.19 of the Palatin Disclosure Schedule, to Palatin's knowledge, neither Palatin nor any of its subsidiaries has received notice (written or oral) of any claim of any person asserting rights in, or a conflict with, the Intellectual Property used or required for use in connection with the business of Palatin and its subsidiaries as presently conducted and as proposed to be conducted through the Effective Date (including without limitation the Patents and Trademarks listed in Section 5.19 of the Palatin Disclosure Schedule); and Palatin has not been informed of any reasonable basis for such a claim. Except for Intellectual Property not related to Palatin's business as currently conducted or as proposed to be conducted through the Effective Date, and without limiting the foregoing, to Palatin's knowledge, no other person has claimed the right to use in connection with substantially similar or closely related goods and in the same geographic area any Trademark which is identical or confusingly similar to any Trademark used by Palatin or its subsidiaries, except pursuant to written agreements with Palatin or its subsidiaries which are listed in the Palatin SEC Reports or Section 5.19 of the Palatin Disclosure Schedule. Except for Intellectual Property not related to Palatin's business as currently conducted, to Palatin's knowledge, neither Palatin nor any of its subsidiaries has provided notice (written or oral) to any Person of infringement of any Intellectual Property right held by Palatin or its subsidiaries; and Palatin has not been informed of any reasonable basis for such a claim. There is no agreement, arrangement or understanding (written or oral) between Palatin or any of its subsidiaries and another person which would prevent or restrict Palatin and its subsidiaries after the Merger from using, selling, licensing or disposing of any material Intellectual Property of Palatin and its subsidiaries on substantially the same terms and conditions applicable to Palatin and its subsidiaries immediately prior to the Merger.

                  (c) Execept as would not have a Palatin Material Adverse Effect, Palatin represents that the entry by Palatin into this Agreement will not require the consent of any third party (other than consents that have been obtained by Palatin and provided to MBI) who is a party to an agreement, arrangement or understanding described in Section 5.19(b) of the Palatin Disclosure Schedule and that entry by Palatin into this Agreement will not otherwise adversely affect the validity of any such agreement, arrangement or understanding, nor adversely affect the benefit that inures to Palatin from such agreement, arrangement or understanding. Except as disclosed in the Palatin SEC Reports or as would not have a Palatin Material Adverse Effect, Section 5.19 of the Palatin Disclosure Schedule lists all material agreements, arrangements or understandings (whether written or oral, and if oral, Section
5.19 of the Palatin Disclosure Schedule contains a brief description of the principal terms thereof) pursuant to which Palatin or its subsidiaries has either purchased, sold, licensed, secured or disposed of rights in Intellectual Property (except for Intellectual Property not related to Palatin's business as currently conducted or proposed to be conducted through the Effective Date) from or to another person or agreed to do any of the foregoing (other than licenses to commercially available off-the-shelf computer software acquired or entered into by Palatin or its subsidiaries in the ordinary course of business ) ("Intellectual Property Agreements"). Except as disclosed in the Palatin SEC Reports or as would not have a Palatin Material Adverse Effect, to Palatin's belief, each of the parties thereto have performed, in all material respects, all obligations under each Intellectual Property Agreement which are required to be performed by such party, and there is no default (or event which with notice or lapse of time would constitute a default) thereunder. To Palatin's belief, each Intellectual Property Agreement is enforceable against each of the parties thereto pursuant to its terms.

                  (d) Except as disclosed in the Palatin SEC Reports, to Palatin's belief, the operation of the business of Palatin and its subsidiaries as presently conducted and as proposed to be conducted through the Effective Date (including without limitation the manufacture, sale, use, trade dress, packaging, license, or other exploitation of products and technology currently marketed or in development) does not and will not infringe, trespass or otherwise violate the valid Intellectual Property rights of any person, the result of which would be a Palatin Material Adverse Effect. Without limiting the foregoing, to Palatin's knowledge and except as disclosed in the Palatin SEC Reports, neither Palatin nor any of its subsidiaries has received any notice (written or oral) of any material infringement of any Intellectual Property right held by another person; and, to Palatin's knowledge, there is no reasonable basis for such a claim. Except as set forth in the Intellectual Property Agreements, neither Palatin nor any of its subsidiaries is obligated to indemnify any person for any material liability, cost or expense arising from such person's use, sale, licensing or disposition of any Intellectual Property or such person's manufacture, use, sale, license or other exploitation of any product or technology.

         5.20 ACCOUNTING MATTERS. Neither Palatin nor, to its knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent Palatin from accounting for the business combination to be effected by the Merger as (i) a purchase and (ii) as a "reorganization" within
Section 368 of the Code.

         5.21 NO PALATIN MATERIAL ADVERSE EFFECT. Except as disclosed in the Palatin SEC Reports filed prior to the date hereof or in the Palatin Disclosure Schedule, there does not exist any fact or circumstance which, individually or together with another fact or circumstance, could reasonably be expected to result in a Palatin Material Adverse Effect.

         5.22 INVESTMENT COMPANY ACT. Palatin is not an "investment company" within the meaning of the Investment Company Act of 1940.

         5.23 FDA. Except as disclosed in the Palatin SEC Reports or in Section
5.23 of the Palatin Disclosure Schedule:

                  (a) To Palatin's knowledge, as to each drug of Palatin or any of its subsidiaries for which a Biologic License Application ("BLA") and ANDA has been approved by the FDA, which drugs are described in the Palatin SEC Reports or in the Palatin Disclosure Schedule and such BLAs and ANDAs are exclusively owned by Palatin or one of its subsidiaries and the applicant and all persons performing operations covered by the application are not in violation of, in any material respect, and are in material compliance with, 21 U.S.C. (S)(S) 355, 21 C.F.R. Parts 314 et seq., respectively, and all terms and conditions of the application.

                  (b) To Palatin's knowledge, all manufacturing operations conducted by or for the benefit of Palatin and its subsidiaries are not in violation of, in any material respect, and have been and are being conducted in material compliance with, the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

                  (c) To Palatin's knowledge, neither Palatin and its subsidiaries nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991) and any amendments thereto.

                  (d) No reports of inspection observations, establishment inspection reports or warning letters have been received from or issued by the FDA in connection with any approved product within the last three years that allege material lack of compliance with the FDA regulatory requirements by Palatin, its subsidiaries or, to Palatin's knowledge, persons covered by product applications or otherwise performing services for the benefit of Palatin or its subsidiaries.

                  (e) Neither Palatin nor its subsidiaries have received any written notice or has knowledge that the FDA has commenced or threatened to initiate, any action to withdraw its approval or request the recall of any product of Palatin or its subsidiaries or commenced or threatened to initiate, any action to enjoin production of any facility owned or used by Palatin or its subsidiaries or any facility at which any of Palatin's or its subsidiaries' Manufacturing Locations.

                  (f) Neither Palatin and its subsidiaries, nor, to the knowledge of Palatin, their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

                  (g) To Palatin's knowledge, there are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints, or investigations by the FDA or any other Governmental Entity pending against Palatin or any of its subsidiaries. To Palatin's knowledge, there are no proceedings pending with respect to violation by Palatin or any subsidiary of the Food, Drug and Cosmetic Act, FDA regulations adopted thereunder, or any other legislation or regulation promulgated by any other Governmental Entity which might result in the revocation, cancellation, suspension, limitation or adverse modification of any permit, application or approval.

                  (h) Neither Palatin nor any of its subsidiaries have been served with any complaint or received any other notices of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any federal, state or foreign regulatory agency threatened or pending against or relating to Palatin or any of its subsidiaries or any permit, application or approval of Palatin or any of its subsidiaries. There have been no product recalls by Palatin or any of its subsidiaries since January 1, 1994.

                  (i) To Palatin's knowledge, Palatin and each of its subsidiaries are not in violation of, in any material respect, and are in material compliance with, all application laws and regulations regarding the conduct of pre-clinical and clinical investigations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and Institutional Review Boards designed to ensure the protection of the rights and welfare of human subjects, including, but not limited to, the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312.

                  (j) To Palatin's knowledge, the Disclosure Schedule identifies all the countries in which Palatin's or its subsidiaries' products have been or are being registered and/or approved for manufacturing, marketing or sale and the products approved in each respective country. To Palatin's knowledge, Palatin or its subsidiaries are authorized to sell products in each of the countries in which such products are currently being sold and all Permits necessary for such sale are held by Palatin or one of its subsidiaries. The Disclosure Schedule describes the owners of the approvals or registrations for the manufacture, marketing or sale of Palatin's or its subsidiaries' products.

         5.24 BANK ACCOUNTS. Section 5.24 of the Palatin Disclosure Schedule contains a list showing: (a) the name of each bank, safe deposit company or other financial institution in which Palatin or any of its subsidiaries has an account, lock box or safe deposit box; and (b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons, if any, holding powers of attorney from Palatin or any of its subsidiaries.

         5.25 ENVIRONMENTAL MATTERS. Except as set forth in the Palatin SEC Reports and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Palatin Material Adverse Effect, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Palatin or any of its subsidiaries, threatened by any person against, Palatin or any of its subsidiaries, and no penalty has been assessed against Palatin or any of its subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Palatin and its subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to Palatin or any of its subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which

Palatin has knowledge in relation to the current or prior business of Palatin or any of its subsidiaries or any property or facility now or previously owned, leased or operated by Palatin or any of its subsidiaries which has not been delivered to Palatin at least five days prior to the date hereof.

         5.26 INSURANCE. There are no insurance policies maintained by or on behalf of Palatin or any of its subsidiaries in effect on the Effective Date except as set forth on Section 5.26 of the Palatin Disclosure Schedule.

         5.27 TANGIBLE ASSETS. Palatin and its subsidiaries own or lease Tangible Assets. The Tangible Assets, taken as a whole, are free from material defects (patent or latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which each of them is presently used. Except as set forth in Section 5.27 of the Palatin Disclosure Schedule, the Tangible Assets are free and clear of liens, claims of third parties, security interests, and any other encumbrances whatsoever.

         5.28 YEAR 2000 COMPLIANCE. Palatin and each of its subsidiaries have conducted a commercially reasonable inventory of the Computer Systems used by Palatin and its subsidiaries in its business, in order to determine which parts of the Computer Systems are not Year 2000 compliant (as defined in Section 4.29) and to estimate the cost of rendering such Computer Systems Year 2000 compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may hard crash or soft crash. Each project that has or will be implemented by Palatin with respect to Year 2000 compliance, and the status of each such project, is listed on Section 5.28 of the Palatin Disclosure Schedule.

         5.29 SIGNIFICANT CUSTOMERS, SUPPLIERS, JOINT VENTURE PARTNERS AND EMPLOYEES. The Palatin SEC Reports or Section 5.29 of the Palatin Disclosure Schedule sets forth an accurate list of Palatin Significant Customers (as defined herein), Palatin Significant Suppliers (as defined herein), Palatin Joint Venture Partners (as defined herein) and Palatin Significant Employees (as defined herein). Palatin or any of its subsidiaries have no knowledge nor have they received any notice of any intention by a (a) Palatin Significant Customer to terminate its business relationship with Palatin or its subsidiaries or to limit or alter its business relationship with Palatin or its subsidiaries in any material respect; (b) Palatin Significant Supplier to terminate its business relationship with Palatin or its subsidiaries or to limit or alter its business relationship with Palatin or its subsidiaries in any material respect; (c) Palatin Joint Venture Partner to terminate its business relationship with Palatin or its subsidiaries or to limit or alter its business relationship with Palatin or its subsidiaries in any material respect; or (d) Palatin Significant Employee intending to terminate his employment with Palatin or its subsidiaries. As used in this Article, (w) "Palatin Significant Customer" means the 10 largest customers of Palatin and its subsidiaries, taken as a whole, including distributors of Palatin's products, measured in terms of sales volume in dollars for the years ended June 30, 1998 and 1999 and for the three month period ending September 30, 1999, (x) "Palatin Significant Supplier" means any supplier of Palatin and its subsidiaries from whom Palatin or its subsidiaries has purchased $50,000 or more of goods during the years ended June 30, 1998 and 1999 or $50,000 or more goods during the three (3) month period ending September 30, 1999, for use in Palatin's or its subsidiaries' respective businesses; (y) "Palatin Joint Venture Partner" means any person that has entered into an agreement with Palatin or its subsidiaries relating to the purchase, development, distribution, manufacture and/or sale of any of Palatin's or its subsidiaries' products or technologies; and (z) "Palatin Significant Employee" means the Chief Executive Officer, the President, the Senior Director of Research and Development or any Vice President of Palatin or its subsidiaries or any Executive Officer as defined in The Exchange Act.

                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 CONDUCT OF BUSINESS BY MBI, PALATIN AND MERGER SUBSIDIARY. Prior to the Effective Date, each party shall, and shall cause its subsidiaries to, conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties. Without limiting the generality of the foregoing, and except with the prior written consent of the other party, from the date hereof until the Effective Date:

                  (a) each party shall, and shall cause any of its subsidiaries to, use their respective commercially reasonable efforts to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date, except such impairment as would not have either an MBI Material Adverse Effect or Palatin Material Adverse Effect, as the case may be. Each party shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books, accounts and records in a manner consistent with prior practices, (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to such party and its subsidiaries, (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

                  (b) neither party shall, nor shall it propose to, nor shall it permit any of its subsidiaries to, except as required by this Agreement, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or Bylaws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except pursuant to (A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in the MBI Disclosure Schedule, in the case of MBI, or in the Palatin Disclosure Schedule, in the case of Palatin;

                  (c) neither party shall, nor shall it permit any of its subsidiaries to, (A) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any Palatin Voting Debt or MBI Voting Debt, as the case may be, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (x) issuances of MBI Common Stock or Palatin Common Stock, as the case may be, pursuant to the exercise of warrants or stock options outstanding on the date hereof, or (y) the grant of employee stock options and the issuance of MBI Common Stock or Palatin Common Stock upon exercise thereof, at fair market value at the time of grant of the options, to new employees in connection with the commencement of their employment, in each case in the ordinary course of business and consistent with past practice, (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business,
(D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (D) which are material, individually or in the aggregate to such party and its subsidiaries taken as a whole, except that such party may create new wholly owned subsidiaries in the ordinary course of business, or (E) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing other than in each case in the ordinary course of business;

                  (d) neither party shall, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section 7.5, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other MBI Benefit Plan or Palatin Benefit Plan, as the case may be, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such increase), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or MBI Benefit Plan or Palatin Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) except for (x) payment of year-end bonuses to employees, (y) making of matching contributions to 401(k) plans and
(z) the grant of employee stock options and the issuance of MBI Common Stock or Palatin Common Stock, as the case may be, upon exercise thereof, at fair market value at the time of grant of the options, to new employees in connection with the commencement of their employment, in each case in the ordinary course of business and consistent with past practice, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or MBI Benefit Plan or Palatin Benefit Plan, as the case may be, other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (e) neither party shall, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

                  (f) each party shall use its commercially reasonable efforts to ensure that neither it nor any of its subsidiaries takes or causes to be taken any action which would disqualify the Merger as a "reorganization" under
Section 368 of the Code;

                  (g) each party shall use its commercially reasonable efforts to refrain from taking, nor shall it permit any of its subsidiaries to take, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article 8 not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of any of them to obtain any of the regulatory approvals required to consummate the Merger; and

                  (h) MBI shall not, nor shall it permit any of its subsidiaries to, settle any claim of any other party against MBI, or any of its subsidiaries, related to any material litigation without the express written consent of Palatin to such settlement, which consent shall not be unreasonably withheld.

         6.2 OBLIGATIONS OF MERGER SUBSIDIARY. Palatin shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         6.3 NOTICE OF BREACH. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Effective Date or cause a breach of any covenant contained or referenced in this Agreement and will use its commercially reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the MBI Disclosure Schedule or the Palatin Disclosure Schedule.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

         7.1 ACCESS AND INFORMATION. Palatin and MBI and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Palatin and MBI shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated as of July 16, 1999, between Palatin and MBI (the "Confidentiality Agreement").

         7.2 REGISTRATION STATEMENT/PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, Palatin and MBI shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Palatin Common Stock to be issued in connection with the Merger on a confidential basis. As promptly as practicable after comments are received from the Commission with respect to such preliminary proxy materials and after the furnishing by MBI and Palatin of all information required to be contained therein, Palatin and MBI shall file with the Commission the definitive Proxy Statement and the Registration Statement and MBI and Palatin shall use their commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. On the approval of the other party, which shall not be unreasonably withheld, either party hereto shall, prior to the mailing of the definitive Proxy Statement, make such changes to the Proxy Statement as such party in its discretion deems necessary or advisable to ensure that such party's representations in Section 4.8 or Section 5.8, as the case may be, are true in all material respects as of the mailing of the definitive Proxy Statement, and each of the parties hereto shall, following the mailing of the definitive Proxy Statement and prior to the date of the MBI Meeting or the Palatin Meeting, as the case may be, provide such amended or additional proxy solicitation material to its stockholders as such party in its discretion deems necessary or advisable to ensure that such party's representations in Section 4.8 or Section 5.8, as the case may be, are true in all material respects as of the date of the MBI Meeting or the Palatin Meeting, as the case may be. Palatin will advise MBI, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Palatin Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and Palatin and MBI shall use commercially reasonable efforts to promptly resolve any such stop order, suspension or qualification.

                  (b) Palatin shall make all necessary filings applicable to it with respect to the Merger and the Palatin Share Proposal under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar securities laws and shall use its commercially reasonable efforts to obtain required approvals and clearances with respect thereto. MBI shall have the opportunity to review and approve all such filings, which approval shall not be unreasonably withheld.

         7.3 AFFILIATES.

                  (a) Prior to the Effective Date, MBI shall cause to be delivered to Palatin a certificate of an officer of MBI on its behalf identifying all persons who were, in MBI's view at the time of the MBI Meeting convened in accordance with Section 3.6(a), "affiliates" of MBI as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "MBI Affiliates "). Prior to the Effective Date, Palatin shall cause to be delivered to MBI a certificate of an officer of Palatin on its behalf identifying all persons who were, in Palatin's view, at the time of the Palatin Meeting convened in accordance with Section 3.6(b), "affiliates" of Palatin as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Palatin Affiliates," and, together with the MBI Affiliates, the "Affiliates").

                  (b) MBI shall use its commercially reasonable efforts to obtain a written agreement from each person who is identified as an MBI Affiliate in the certificate referred to in Section 7.3(a), in the form previously approved by the parties, that he or she will not sell, offer to sell, or otherwise dispose of any of the Palatin Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 or other exemption from the registration requirements of the Securities Act. MBI shall deliver such written agreements to Palatin on or prior to the Effective Date.

         7.4 LISTING FOR QUOTATION. Palatin shall use its commercially reasonable efforts to list on the American Stock Exchange (the "AMEX"), upon official notice of issuance, the Palatin Common Stock to be issued to holders of MBI Common Stock in connection with the Merger, as well as all other Palatin Common Stock and shares of Palatin Common Stock issued upon exercise of Outstanding Options.

         7.5 EMPLOYEE MATTERS. Palatin shall take all actions necessary or appropriate to permit the employees of MBI and its subsidiaries on the Effective Date ("Affected Employees") to participate after the Effective Date in Palatin's employee benefit programs. Palatin shall give each Affected Employee full credit for service with MBI for purposes of eligibility to participate in, vesting and payment of benefits under, amounts of and eligibility for any subsidized benefit provided under, any Palatin employee benefit plan.

         7.6 CERTAIN OFFERS OF EMPLOYMENT. Before the Effective Date, Palatin shall require as a condition of continued employment of Edward J. Quilty, Carl Spana, Stephen T. Wills and Charles Putnam that their employment agreements be amended to include those terms contemplated by Section 8.3(i) hereof, the failure to require such condition shall be a material breach of this Agreement; PROVIDED, HOWEVER, in the event that Palatin terminates any such employment agreement (which termination shall satisfy is obligation under this Section 7.6), Palatin may, in its sole discretion, retain any person terminated pursuant to this Section 7.6 to perform consulting or other services to Palatin for a period of up to six (6) months after the Effective Date. Agreements relating to such consulting or other services may grant, in the aggregate, up to 25,000 shares of Palatin Common Stock as compensation, such shares not to be included as part of the Diluted Share Total for the purposes of Section 10.1 hereof. All shares granted hereunder in excess of 25,000 shall be included as part of the Diluted Share Total for the purposes of Section 10.1 hereof.

         7.7 REGISTRATION OF EMPLOYEE SECURITIES. Palatin promptly and in no event later than twenty (20) days following the Effective Date shall prepare and file with the Commission such registration statement under the Securities Act as shall be required to register the shares of Palatin Common Stock issuable to officers, employees, or consultants of MBI upon exercise of the Outstanding Options pursuant to the provisions of Section 3.5 (the "Employee Shares Registration Statement"). Subsequent to the Effective Date, Palatin shall use its commercially reasonable efforts to (i) cause the Employee Shares Registration Statement to become effective and (ii) to the extent required by law, keep the Employee Shares Registration Statement current and effective under the Securities Act.

         7.8 INDEMNIFICATION.

                  (a) Palatin agrees that all rights to indemnification existing in favor of the directors, officers or employees of MBI as provided in MBI's Certificate of Incorporation, Bylaws or existing indemnification agreements as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Date, and Palatin shall guaranty the obligations of MBI in respect thereof. MBI represents and warrants that it has disclosed to Palatin all such indemnification agreements prior to the date hereof. Palatin agrees to maintain in effect for six (6) years after the Effective Date the current policies of directors' and officers' liability insurance maintained by MBI with respect to matters occurring prior to the Effective Date; PROVIDED, HOWEVER, that (i) Palatin may substitute therefor policies of at least the same coverage (with carriers comparable to MBI's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) notwithstanding the foregoing, Palatin shall not be required to pay an annual premium for such insurance in excess of one and one-half times the last annual premium paid prior to the date hereof, but in such case Palatin shall purchase as much coverage as possible for such amount. Copies of the indemnification insurance policies, policy numbers 486-56-75 (National Union) and YXB001537 (Genesis), which constitute all the insurance policies currently maintained by MBI in connection with the indemnification of its directors, officers and employees (the "Indemnification Policies"), have been provided to Palatin. MBI represents that the current aggregate annual premium for the Indemnification Policies is $240,000.

                  (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective commercially reasonable efforts to vigorously defend against and respond thereto.

         7.9 ADDITIONAL AGREEMENTS.

                  (a) Subject to the terms and conditions herein provided and subject to each party's fiduciary duties as advised by outside counsel in connection with the receipt by such party of a Business Combination Proposal that the Board of Directors of such party has reasonably determined will result in a Superior Proposal, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger, to the appropriate vote of the stockholders of Palatin and MBI. Notwithstanding the foregoing, a party's obligation to use its commercially reasonable efforts pursuant to this Agreement shall not obligate such party to take any action to consummate and make effective the transactions contemplated by this Agreement if such action, either individually or together with another action, would result in a Palatin Material Adverse Effect or an MBI Material Adverse Effect, as the case may be.

                  (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Surviving Corporation shall take all such necessary action.

         7.10 NO SOLICITATION.

                  (a) Except as contemplated by this Agreement (including as contemplated in Section 8.3(f)), neither party nor any of its subsidiaries shall, directly or indirectly, take (nor shall such party authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; PROVIDED, HOWEVER, that (i) each party may participate in discussions or negotiations with or furnish information to any third party which makes a proposal, which was neither encouraged nor solicited by such party, of a transaction which the Board of Directors of such party reasonably believes will result in a Superior Proposal (as defined below) and (ii) such party may recommend to its stockholders a Business Combination Proposal which it has reasonably determined will result in a Superior Proposal. Any actions permitted under, and taken in compliance with this Section 7.10, shall not be deemed a breach of any other covenant or agreement of such party contained in this Agreement. For purposes of this Agreement, "Business Combination Proposal" shall mean, with respect to each party, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving such party or any Significant Subsidiary of such party or any other proposal or offer to enter into an MBI Third Party Business Combination (as defined in Section 10.3(d)) or a Palatin Third Party Business Combination (as defined in Section 10.3(d)), as the case may be, and "Superior Proposal" shall mean, with respect to each party, any bona fide Business Combination Proposal which the Board of Directors of such party reasonably determines, based on all relevant considerations applicable in strategic business combinations, will be more favorable to such party and its stockholders than the Merger.

                  (b) In addition to the obligations of each party set forth in
Section 7.10(a), each party shall promptly advise the other of any request for information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person making any such request, Business Combination Proposal or inquiry. Such party shall keep the other fully informed of the status and details of any such request, Business Combination Proposal or inquiry, except to the extent that compliance with this sentence would be contrary to law.

         7.11 CERTAIN POST CLOSING EMPLOYMENT MATTERS. Each Relocating Manager or Relocating Employee shall be offered relocation benefits consistent with MBI's past policy and practice. Each offer of employment to a potential Relocating Manager or Relocating Employee shall be made in Palatin's sole discretion and shall be subject to the approval of the Chief

Executive Officer of Palatin. In the event that a Relocating Manager is terminated within two years of the Effective Date, such Relocating Manager shall be entitled to receive change of control benefits to the extent that such benefits are provided for in the relevant Relocating Manager's employment agreement. Any Relocating Employee that is terminated within two years of the Effective Date, shall be entitled to receive benefits commensurate with those currently offered terminated employees of MBI. For the purposes of this Agreement, "Relocating Manager" shall mean a person who is an MBI employee before the Effective Date, in the position of director or executive director, vice president, or executive vice president, other than each Executive or Consulting Employee as defined below, who accepts an offer of employment from the Surviving Company or Palatin, such employment to begin on or after the Effective Date, and "Relocating Employee" shall mean a person who is an MBI employee before the Effective Date, in any position below the level of director, who accepts an offer of employment from the Surviving Company or Palatin, such employment to begin on or after the Effective Date.

         7.12 AT THE EFFECTIVE DATE. Palatin shall either (i) assume the rights and obligations of or (ii) guaranty the obligations of the Surviving Corporation under the Second Amended and Restated License and Distribution Agreement ("ARDA II") dated as of September 30, 1999 by and between MBI and Mallinckrodt, Inc. ("Mallinckrodt").

                                    ARTICLE 8

                              CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived in a writing executed by Palatin or MBI, as the case may be, subject to and in accordance with Section 9.4:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of MBI Common Stock in accordance with DGCL and The New York Stock Exchange.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of Palatin Common Stock in accordance with DGCL and the Nasdaq SmallCap Market-SM-.

                  (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending or threatened by the Commissioner.

                  (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction lifted).

         8.2 CONDITIONS TO OBLIGATION OF PALATIN TO EFFECT THE MERGER. The obligation of Palatin to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived in writing by Palatin in accordance with Section 9.4:

                  (a) The number of Dissenting Shares shall not exceed 5% of outstanding MBI Common Stock.

                  (b) MBI shall have performed in all material respects its agreements in this Agreement required to be performed on or prior to the Effective Date, and MBI's representations and warranties in this Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date), and Palatin shall have received a certificate of the President and Chief Executive Officer or a Vice President of MBI to that effect.

                  (c) The Palatin Common Stock issuable in the Merger shall have been authorized for quotation on an interdealer quotation system or listed on an exchange upon official notice of issuance.

                  (d) Palatin shall have received a letter from Arthur Andersen LLP, Palatin's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Palatin, in form and substance reasonably satisfactory to MBI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (e) Palatin shall have received a written opinion from Graham & James LLP substantially similar to the opinion provided by Johnson and Colmar pursuant to Section 8.3(d), to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code.

                  (f) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations described in
Section 5.4 of Palatin Disclosure Schedule shall have been obtained, and, to the extent required to be submitted prior to the Effective Date, all filings and notices described in Section 5.4 of the Palatin Disclosure Schedule shall have been submitted by Palatin.

                  (g) Neither MBI's Board of Directors nor any committee thereof shall have amended, modified, rescinded or repealed the recommendation of the Board of Directors to the stockholders of MBI to approve the MBI Share Proposal.

                  (h) Palatin shall have received a written opinion from Johnson and Colmar, dated the Closing Date, in form and substance reasonably satisfactory to Palatin.

                  (i) With respect to the employment agreements (each, an "Employment Agreement") attached as EXHIBIT B hereto,

                           (i) Palatin shall not have received from Howard C.
Dittrich or Joseph Connell (each, an "Executive") or from MBI notice of either Executive's intent not to honor the terms of their Employment Agreement and

                           (ii) no event shall have occurred that would render
performance by either Employee of their respective Employment Agreement impossible.

                  (j) With respect to the consulting agreement (the "Consulting Agreement") attached as EXHIBIT C hereto,

                           (i) Palatin shall not have received from Bobba
Venkatadri (the "Consulting Employee") or from MBI notice of the Consulting Employee's intent not to honor the terms of the Consulting Agreement and

                           (ii) no event shall have occurred that would render
performance by the Consulting Employee of the Consulting Agreement impossible.

                  (k) The terms of the marketing and development agreement between MBI and Chugai Pharmaceutical Co., Ltd. dated March 31, 1998, shall not have been terminated, amended, modified or altered in a manner materially adverse to MBI.

                  (l) MBI shall have received a written waiver from Mallinckrodt in form and substance acceptable to Palatin with regard to ARDA II, the Investment Agreement (the "1988 Agreement") dated as of December 7, 1988, as amended or supplemented, and the Investment Agreement (the "1995 Agreement") dated as of September 7, 1995, as amended or supplemented, wherein Mallinckrodt:

                           (i) acknowledges that the proposed merger does not
violate ARDA II;

                           (ii) waives its rights, if any with respect to the
following sections of the 1988 and 1995 Investment Agreements, respectively, solely as they relate to the contemplated merger:

                                    (1) Section 6.01 ("Antidilution Rights") and

                                    (2) Section 6.07 ("Receipt of Offer to
Acquire Control"); and

                           (iii) addresses other matters mutually agreed upon by
the parties hereto.

                  (m) MBI shall have taken all necessary actions required of it in order to ensure the successful transfer of the ownership of its mortgage to AMRESCO Services, L.P. to Palatin at the Effective Date.

         8.3 CONDITIONS TO OBLIGATION OF MBI TO EFFECT THE MERGER. The obligation of MBI to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived in writing by MBI in accordance with Section 9.4:

                  (a) Palatin shall have performed in all material respects its agreements in this Agreement required to be performed on or prior to the Effective Date, and Palatin's representations and warranties in this Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date), except as contemplated or permitted by this Agreement, and MBI shall have received a certificate of the President and Chief Executive Officer or a Vice President of Palatin to that effect.

                  (b) MBI shall have received a letter from Arthur Andersen LLP, MBI's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Palatin, in form and substance reasonably satisfactory to Palatin and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (c) The Palatin Common Stock issuable in the Merger shall have been authorized for quotation on an interdealer quotation system or listed on an exchange upon official notice of issuance.

                  (d) MBI shall have received a written opinion from Johnson and Colmar, substantially similar to the opinion provided by Graham & James LLP, pursuant to Section 8.2(c), to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code.

                  (e) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations described in
Section 4.4 of the MBI Disclosure Schedule shall have been obtained and, to the extent required to be submitted prior to the Effective Date, all filings and notices described in Section 4.4 of the MBI Disclosure Schedule shall have been submitted by MBI.

                  (f) Neither Palatin's Board of Directors nor any committee thereof shall have amended, modified, rescinded or repealed the recommendation of the Board of Directors to the stockholders of Palatin to approve the Palatin Share Proposal.

                  (g) MBI shall have received a written opinion from Graham & James LLP, dated the Closing Date, in form and substance reasonably satisfactory to MBI.

                  (h) MBI shall have received a written waiver from Mallinckrodt with regard to ARDA II, the 1988 Agreement, and the 1995 Agreement, wherein
Mallinckrodt:

                           (i) acknowledges that the proposed merger does not
violate ARDA II and

                           (ii) waives its rights, if any with respect to the
following sections of the 1988 and 1995 Investment Agreements, respectively, solely as they relate to the contemplated merger:

                                    (1) Section 6.01 ("Antidilution Rights") and

                                    (2) Section 6.07 ("Receipt of Offer to
Acquire Control").

                           (i) Employment agreements or amendments to existing
employment agreements by and between Palatin and each of the following individuals shall have been entered into (i) on terms no less favorable than those in each person's existing employment agreement, except as set forth on EXHIBIT D hereto and (ii) for employment in a job position substantially similar as each person's current position; provided, however, this provision is not intended by the parties to guarantee any individual's appointment as an officer or director of Palatin:

                                    (i) Edward J. Quilty;

                                    (ii) Carl Spana;

                                    (iii) Stephen T. Wills; and

                                    (iv) Charles Putnam.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Palatin or MBI:

                  (a) by mutual consent of the Board of Directors of Palatin and the Board of Directors of MBI;

                  (b) by either Palatin or MBI if the Merger shall not have been consummated on or before March 31, 2000 (provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

                  (c) by Palatin if any of the conditions specified in Sections
8.1 or 8.2 have not been met or waived by Palatin at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of its stockholders or the stockholders of MBI at a duly held meeting of stockholders or at an adjournment thereof (provided that Palatin is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

                  (d) by MBI if any of the conditions specified in Sections 8.1 or 8.3 have not been met or waived by MBI at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of its stockholders or the stockholders of Palatin at a duly held meeting of stockholders or at an adjournment thereof (provided that MBI is not otherwise in material breach of its representations, warranties covenants or agreements under this Agreement);

                  (e) by either Palatin or MBI if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach, has not been cured within 15 business days following receipt by the breaching party of written notice of such breach;

                  (f) by either Palatin or MBI upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

                  (g) by either Palatin or MBI if the Board of Directors of such party reasonably determines that a Business Combination Proposal will result in a Superior Proposal; provided, however, that termination of this Agreement under this Section 9.1 (g) shall not be effective unless and until (i) simultaneously with such termination the terminating party enters into a definitive agreement to effect the Business Combination Proposal and (ii) the terminating party has made payment in full of the fee required in Section 10.3(d);

                  (h) notwithstanding anything contained in this Section 9.1, by Palatin if the Board of Directors of MBI shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to Palatin its approval of the Merger or its recommendation to the stockholders of MBI to approve the MBI Share Proposal; or

                  (i) notwithstanding anything contained in this Section 9.1, by MBI if the Board of Directors of Palatin shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to MBI its approval of the Merger or its recommendation to the stockholders of Palatin to approve the Palatin Share Proposal

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Palatin or MBI as provided in Section 9.1, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 9.1(e) or except as otherwise provided in Section 10.3), there shall be no liability on the part of either Palatin or MBI or their respective officers or directors; provided that Sections 4.14 and 5.14, the last sentence of Section 7.1, this Section 9.2, and Sections 10.3, 10.6 and 10.10 shall survive the termination.

         9.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of Palatin and MBI; but after such approval no amendment shall be made which changes the ratios at which MBI Common Stock is to be converted into Palatin Common Stock as provided in
Section 3.1, or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 WAIVER. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party, and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall materially adversely affect the rights of the stockholders of Palatin or MBI, as the case may be. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  (a) Except with respect to Palatin's representation as to the Diluted Share Total set forth in Section 5.2(b) hereof, which shall survive for one (1) year after the Effective Date, all representations and warranties set forth in this Agreement shall terminate at the earlier of (i) the Effective Date or (ii) termination of this Agreement in accordance with Article 9. All covenants and agreements set forth in this Agreement shall survive the Effective Date in accordance with their terms.

                  (b) In the event of an understatement by Palatin of the Diluted Share Total by more than 1%, Palatin shall distribute pro-rata to all MBI stockholders who received Certificates for Palatin Common Stock under
Section 3.2 hereof the number of shares of Palatin Common Stock to which they would have entitled hereunder had the Diluted Share Total been accurate. The remedy contained in this subsection shall be the sole and exclusive remedy available in the event of a material breach by Palatin of its representations contained in Section 5.2(b) hereof.

         10.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Palatin:

                                         Palatin Technologies, Inc.
                                         214 Carnegie Center, Suite 100
                                         Princeton, New Jersey 08540
                                         Attention: Mr. Edward J. Quilty
                                         President and Chief Executive Officer
                                         Telecopier: (609) 520-0621
         with a copy to:

                                         Graham & James LLP
                                         885 Third Avenue
                                         21st Floor
                                         New York, New York 10022
                                         Attention: Irwin M. Rosenthal, Esq.
                                         Telecopier: (212) 688-2449

         If to MBI:

                                         Molecular Biosystems, Inc.
                                         10030 Barnes Canyon Road
                                         San Diego, California 92121
                                         Attention: Mr. Bobba Venkatadri
                                         President and Chief Executive Officer
                                         Telecopier: (858) 812-7591

         with a copy to:

                                         Johnson and Colmar
                                         300 South Wacker Drive
                                         Suite 1000
                                         Chicago, Illinois 60606
                                         Attention:  Craig P. Colmar, Esq.
                                         Telecopier: (312) 922-9283

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

         10.3 EXPENSES; TERMINATION FEES.

                  (a) If (i) the Merger is consummated or (ii) this Agreement is terminated in accordance with Section 9.1(a), 9.1(b), 9.1(c), 9.1(d) or 9.1(f), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal and accounting expenses) incurred in connection with the preparation, filing, printing and mailing of the preliminary and definitive Proxy Statement and the Registration Statement (not including investment banking fees) shall be shared equally by Palatin and MBI. If this Agreement is terminated in accordance with Section 9.1(e), 9.1(g), 9.1(h), or 9.1(i), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be promptly paid within five business days after receipt of a written request therefor, in same day funds, to the other party hereto by the breaching party (in the case of Section 9.1(e)), by the terminating party (in the case of Section 9.1(g)), and by the party having altered its recommendation (in the case of Sections 9.1(h) and 9.1(i)).

                  (b) If this Agreement is terminated as a result of a material breach of Section 7.10, the party that causes the breach shall pay to the other party within five business days after receipt of a written request therefor, in same day funds, One Million Dollars ($1,000,000) (the "Termination Fee").

                  (c) If this Agreement is terminated as provided in Section 9.1(e), the party that causes the breach shall pay to the other party within five business days after receipt of a written request therefor, in same day funds, the Termination Fee.

                  (d) If (i) MBI has had contact before the date hereof with any person or any agent for such person (such person together with any affiliate of such person, an "MBI Offeror") or has contact after the date hereof and prior to the Effective Date with an MBI Offeror concerning a Business Combination Proposal with the MBI Offeror (regardless of whether such Business Combination Proposal was encouraged or solicited by MBI in violation of Section 7.10 hereof) and (ii) within one year after the termination of this Agreement, either (1) MBI or any MBI subsidiary enters into an agreement with such MBI Offeror which provides for (a) transfer or issuance of securities representing 40% or more of the equity or voting interests in MBI, (b) a merger, consolidation, recapitalization or other transaction resulting in the issuance of cash or securities of such MBI Offeror (excluding any reincorporation or a holding company merger that results in the MBI stockholders owning all of the equity interests in the surviving corporation) to MBI stockholders in exchange for 40% or more of the equity or voting interests in MBI, or (c) transfer of assets, securities or ownership interests representing 40% or more of the consolidated assets or earning power of MBI, or (2) the MBI Offeror commences a tender offer that results in the acquisition by the person making the tender offer of a majority of the MBI Common Stock (the transactions described in clauses (1) and (2) above, an "MBI Third Party Business Combination"), then MBI shall pay to Palatin the Termination Fee.

                  (e) If (i) Palatin has had contact before the date hereof with any person or any agent for such person (such person together with any affiliate of such person, an "Palatin Offeror") or has contact after the date hereof and prior to the Effective Date with a Palatin Offeror concerning a Business Combination Proposal with the Palatin Offeror (regardless of whether such Business Combination Proposal was encouraged or solicited by Palatin in violation of Section 7.10 hereof) and (ii) within one year after the termination of this Agreement, either (1) Palatin or any Palatin subsidiary enters into an agreement with such Palatin Offeror which provides for (a) transfer or issuance of securities representing 40% or more of the equity or voting interests in Palatin, (b) a merger, consolidation, recapitalization or other transaction resulting in the issuance of cash or securities of such Palatin Offeror (excluding any reincorporation or a holding company merger that results in the Palatin stockholders owning all of the equity interests in the surviving corporation) to Palatin stockholders in exchange for 40% or more of the equity or voting interests in Palatin, or (c) transfer of assets, securities or ownership interests representing 40% or more of the consolidated assets or earning power of Palatin, or (2) the Palatin Offeror commences a tender offer that results in the acquisition by the person making the tender offer of a majority of the Palatin Common Stock (the transactions described in clauses (1) and (2) above, a "Palatin Third Party Business Combination"), then Palatin shall pay to MBI the Termination Fee.

                  (f) In no event shall any party hereto be required by the terms of this Agreement to pay more than one Termination Fee.

         10.4 PUBLICITY. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure). The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 10.4.

         10.5 INTERPRETATION. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions of Sections 7.5, 7.8 and 7.11 hereof are intended for the benefit of those persons specified therein.

         10.7 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.9 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         10.10 GOVERNING LAW; JURISDICTION. This Agreement (including all documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extend permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

         10.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "INCLUDING" shall mean including without limitation.

         10.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules (including, among others, the MBI Disclosure Schedule and the Palatin Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

       In Witness Whereof, Palatin and MBI have caused this Agreement to be signed by their respective duly authorized officers.


                                 PALATIN TECHNOLOGIES, INC.


                                 By:____________________________________________
                                    Name:  Edward J. Quilty
                                    Title: President and Chief Executive Officer


                                 EVERGREEN MERGER CORPORATION


                                 By:____________________________________________
                                    Name:  Edward J. Quilty
                                    Title: President


                                 MOLECULAR BIOSYSTEMS, INC.


                                 By:____________________________________________
                                    Name:  Bobba Venkatadri
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                    EXHIBIT B

                  EMPLOYMENT AGREEMENTS OF DITTRICH AND CONNELL

                                    EXHIBIT C

                         VENKATADRI CONSULTING AGREEMENT

                                    EXHIBIT D

           MATERIAL TERMS OF CERTAIN AMENDMENTS TO PALATIN EMPLOYMENT
                                   AGREEMENTS

                                                                    EXHIBIT A TO
                                                            THE MERGER AGREEMENT


                              CERTIFICATE OF MERGER

                                     MERGING

                          EVERGREEN MERGER CORPORATION

                                  WITH AND INTO

                           MOLECULAR BIOSYSTEMS, INC.


                         Pursuant to Section 251 of the
                        Delaware General Corporation Law



                  The undersigned, being the President of Molecular Biosystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Molecular"), DOES HEREBY CERTIFY AS
FOLLOWS:

                  FIRST: That the name of and the state of incorporation of each of the constituent corporations in the merger are as follows:


         NAME                                   STATE OF INCORPORATION
         ----                                   ----------------------
Evergreen Merger Corporation                           Delaware
Molecular Biosystems, Inc.                             Delaware



                  SECOND: That an Agreement and Plan of Merger dated as of November __, 1999 (the "MERGER AGREEMENT") between Evergreen Merger Corporation ("Evergreen") and Molecular has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: That Molecular shall be the surviving corporation (the "SURVIVING CORPORATION").

                  FOURTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                         214 Carnegie Center - Suite 100
                           Princeton, New Jersey 08540

                  FIFTH:That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of any constituent corporation.

                  IN WITNESS WHEREOF, Molecular has caused this Certificate of Merger to be signed by _____________________, its [Title of Officer], and attested by _________________, its [Assistant] Secretary, this _______ day of _______________ , 1999.


                                        MOLECULAR BIOSYSTEMS, INC.



                                        By:  ___________________________________
                                             Title:



ATTEST:



________________________________
[Assistant] Secretary

                              EMPLOYMENT AGREEMENT


                           This is an EMPLOYMENT AGREEMENT ("Agreement") between
Joseph Connell, an individual ("Employee"), and PALATIN TECHNOLOGIES, INC., a Delaware corporation ("the Company").

                  1. EFFECTIVE DATE. This Agreement is contingent on the closing of Molecular Biosystems, Inc.'s merger with, or acquisition by, Palatin Technologies, Inc. on or before March 31, 2000, and is effective on the closing date of such merger or acquisition (the "Effective Date").

                  2. EMPLOYMENT.

                     a. POSITION. The Company agrees to employ Employee as its Vice President of Marketing (the "Employment").

                     b. OBLIGATIONS TO COMPANY. Employee shall diligently, and to the best of his ability, perform all such duties incident to his position and other duties as may be assigned by the Company's President and Chief Executive Officer. The Company shall be entitled to all of the benefits and profits arising from or incident to the work, services and advice rendered by the Employee relating to the work performed for the Company. The Employee shall make all information available to the Company that relates to the Company's business of which he has any knowledge and shall not use any such information or the benefits of any such information for his personal profit or that of any third party. The Employee agrees to use his best efforts to promote the interests of the Company including, where appropriate, the publication of articles in medical and scientific journals and the participation in medical, scientific, and marketing seminars and symposiums relating to the business and affairs of the Company and/or his efforts performed for and on behalf of the Company.

                     c. TIME TO BE DEVOTED TO EMPLOYMENT. Employee shall devote his full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. Employee hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform the obligations hereunder.

                  3. COMPENSATION AND BENEFITS.

                     a. ANNUAL SALARY. In consideration of and as compensation for the services agreed to be performed by Employee hereunder, the Company agrees to pay Employee an annualized Base Salary not less than Employee's annual Base Salary paid by Molecular Biosystems, Inc immediately prior to the Effective Date of the Agreement. The Company also agrees Employee's annual salary will be increased immediately following the Effective Date of this Agreement commensurate with market data regarding similarly situated employees. Thereafter, Employee's annual salary is subject to being increased as part of the Company's annual salary review process.

                     b. BONUS. The Employee shall be eligible to be considered for an annual bonus based on objective or subjective criteria approved by the Company's Board of Directors (the "Board"). Such bonus shall be contingent upon Employee's continued employment through the end of the bonus period and Employee shall have no right to any pro rata portion of the bonus. The determinations of the President and CEO with respect to such bonus shall be final and binding.

                     c. OPTION GRANT. Employee shall be eligible for stock option awards at the discretion of the President and Chief Executive Officer. Vesting and exercise periods would be in accordance with the Company's stock option plan.

                           (1) EFFECT OF CHANGE OF CONTROL. In the event of a
Change of Control (whether or not followed by termination of Employee's employment), all stock options under any Company stock option plan which Employee holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable).

                     d. PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in any vacation or other benefit plan, to the extent eligible, that is generally available to the other employees of the Company at the same level as Employee. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.

                     e. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee on behalf of the Company provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Employee provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company.

                  4. RELOCATION BENEFITS. The Company will provide the Employee with full relocation assistance consistent with the past executive relocation practice of Molecular Biosystems, Inc., if the Company requires Employee to relocate his regular place of employment more than 35 miles from his current residence in California. Relocation benefits would include, but are not limited to, the payment of all closing costs on the sale of Employee's current home and purchase of a new home in new location. The Company also will pay for the packing and unpacking of his household goods, relocation of his household goods, the transport of a maximum of two (2) automobiles (or reimbursement for miles traveled between old and new location for no more than two (2) automobiles at prevailing IRS rates), and two (2) house-hunting trips for Employee and his spouse, if applicable. The Company also will pay the reasonable costs of Employee's temporary housing and living expenses until such time as the Employee permanently relocates. The Employee shall present appropriate supporting documentation of such costs in accordance with the Company's generally applicable policies.

                  5. DEFINITIONS. The following definitions shall apply with respect to this agreement.

                     a. BASE SALARY means the Employee's annual salary; it shall not include overtime pay, commissions or any other benefits and special allowances for which the

Employee is eligible (e.g., bonuses). If Employee's annual salary is adjusted at any time following the Effective Date of this Agreement, the adjusted annual salary would then represent Employee's Base Salary. "Weekly Salary" shall mean the Base Salary divided by fifty-two. "Monthly Salary" shall mean Base Salary divided by 12.

                     b. CHANGE OF CONTROL means the occurrence of any of the following events:

                           (1) any "person," as such term is used in Sections 13
(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the company's then outstanding securities; or

                           (2) individuals who, as of the Commencement Date,
constitute the board (as of the Commencement Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (3) the stockholders of the Company approve a merger
or consolidation of the Company with any other corporation, other than

                                   (A) a merger or consolidation which would
result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or

                                   (B) a merger or consolidation effected to
implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (4) the stockholders of the Company approve a plan of
complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

                     c. CONSTRUCTIVE TERMINATION shall occur if Employee resigns his employment within thirty (30) days of the occurrence of any of the following events: (i) any reduction in the Base Salary of the Employee; (ii) a relocation (or demand for relocation) of Employee's place of employment to a location more than thirty-five (35) miles from Employee's current place of employment without Employee's written consent; or (iii) a significant or material reduction in Employee's job duties or level of responsibility.

                     d. TERMINATION FOR CAUSE means a termination of Employee's employment by the Company due to the Employee's:

                           (1) Misconduct that has a significant material
adverse effect on the Company's operations, prospects, reputation or business and as communicated to Employee in writing prior to termination;

                           (2) Conviction of a felony or any crime involving
moral turpitude; or

                           (3) Act of fraud against, or theft of property
belonging to, the Company.

                     e. TERMINATION WITHOUT CAUSE means a termination of Employee's employment by the Company for any reason other than those specified in subsections 5(b)(1) through (3) above.

                     f. DISABILITY means that as a result of any physical or mental injury or disability, Employee is unable to perform the essential functions of his job, with or without reasonable accommodation. A notice will be issued when the Company has reasonably determined that Employee has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement.

                  6. EMPLOYMENT TERM.

                     a. EMPLOYMENT TERM. The "Employment Term" means the period commencing on the Effective Date and terminating on the earlier of three (3) years from the Effective Date or as set forth in Section 6(c).

                     b. NOTICE OF RENEWAL. No less than sixty (60) days prior to the natural expiration of the initial Employment Term of this Employment Agreement, the Company shall give Employee written notice of whether the Company will be seeking an extension of Employee's services beyond the initial Employment Term.

                     c. TERMINATION OF EMPLOYMENT. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with "Cause" or "Without Cause," by giving the Employee notice in writing, subject to the severance payment provisions set forth in Section 7. The Employee may terminate his Employment by giving the Company 14 days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death or on the date the Company provides notice of its reasonable determination of Employee's Disability.

                     d. TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Sections 9 through 17 of this Agreement.

                  7. TERMINATION BENEFITS.

                     a. AGREEMENT SUPERSEDES PREVIOUS SEVERANCE PROVISIONS. The provisions of this Section 7 supersede the severance payment and severance benefits provisions set forth in paragraphs 14 and 16 of Employee's January 21, 1999 Employment Agreement with Molecular BioSystems, Inc., but this Section 7 does NOT supersede or limit the effect of paragraph 15 of that agreement which provides as follows:

                  ACCELERATION OF STOCK OPTIONS IN THE EVENT OF A CHANGE OF CONTROL. In the event of a Change of Control (whether or not followed by termination of Employee's employment), all stock options under any Company [Molecular Biosystems, Inc.] stock option plan which Employee holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable). The Company [Molecular Biosystems, Inc.] shall also extend the period of exercisability of those stock options to the maximum of four years, or the natural expiration of the stock options, whichever is earlier.

                     b. EFFECT OF TERMINATION FOR "CAUSE," DEATH OR DISABILITY. During the Employment Term, upon (i) the termination of Employee's Employment for "Cause;" or (ii) Employee's death or Disability pursuant to subsection 5(d) of this Agreement, the Company shall pay (i) Employee's Base Salary through the effective date of the termination of Employee's Employment; (ii) all of Employee's accrued but unused vacation time; and (iii) Employee's group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA), but Employee otherwise shall not be entitled to any severance benefits or severance payments under any provision of this Agreement or under any other plan.

                     c. EFFECT OF EMPLOYEE'S RESIGNATION PRIOR TO ONE YEAR ANNIVERSARY. During the Employment Term, in the event that Employee resigns or voluntary departs the Company for any reason (except in the event of Constructive Termination) PRIOR to the one (1) year anniversary of the Effective Date the Company shall pay: (i) Employee's Base Salary through the effective date of the termination of Employee's Employment; (ii) all of Employee's accrued but unused vacation time; and (iii) Employee's group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by

COBRA), but Employee otherwise shall not be entitled to any severance benefits or severance payments under any provision of this Agreement or under any other plan.

                     d. EFFECT OF TERMINATION WITHOUT CAUSE, CONSTRUCTIVE TERMINATION, OR EMPLOYEE'S RESIGNATION AFTER ONE YEAR ANNIVERSARY. During the Employment Term, in the event that (i) the Company terminates Employee's employment with the Company "Without Cause," (ii) there is a Constructive Termination, or (iii) Employee resigns or voluntary departs the Company for any reason on or after the one (1) year anniversary of the Effective Date:

                           (1) The Company shall make the following payments to
Employee:

                                   (A) ACCRUED SALARY AND BENEFITS. The Company
shall pay Employee's Base Salary through the effective date of termination of Employee's Employment. In addition to the Severance Payments payable to an eligible employee as described below, such employee shall receive the following:
(i) payment for accrued but unused vacation time; and (ii) group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA.)

                                   (B) SEVERANCE PAYMENTS. The Company shall pay
to Employee an amount equal to 1.5 times the sum of the following: (a) Employee's annualized Base Salary in effect immediately prior to the termination of employment, plus (b) the higher of (i) Employee's annual target bonus as determined under the Company's incentive compensation plan or (ii) an average of the last three actual bonuses accorded to Employee. If the Company has not adopted an incentive compensation plan as referred to in the foregoing sentence, then the amount determined under (ii) shall govern.

                                   (C) MANNER OF PAYMENT. Severance Payments may
be paid in accordance with regular payroll periods, in a single lump sum payment, or any combination thereof, as deemed appropriate by the Company. Taxes and other appropriate deductions will be withheld; however, 401k contributions will not be allowed.

                           (2) The Company shall provide the following benefits
to Employee:

                                   (A) COBRA PREMIUMS. An eligible Employee's
existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the eligible Employee's employment terminates. The eligible Employee and his or her eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible Employee (and, if applicable, his or her eligible dependents) will be provided with a COBRA election form and notice which describe his or her rights to continuation coverage under COBRA. If an eligible Employee elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for eighteen (18) months. After such period of Company-paid coverage, the eligible Employee (and, if applicable, his or her eligible dependents) may continue COBRA coverage at his or her own expense in accordance with COBRA. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible Employee must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible Employee, and all the eligible Employee's other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Agreement. In the event, however, an Employee becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The Employee is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless Employee chooses, at Employee's sole expense, to continue COBRA benefits through the Company. If Employee fails to notify the Company of Employee's eligibility for alternative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days notice to Employee. In no event shall a cash payment be made to Employee in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

                                   (B) OUTPLACEMENT SERVICES. The Company will
make available to Employee, upon his/her request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of six months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.

                  8. SEVERANCE LIMITATIONS. The Severance Payments referred to herein shall be reduced as necessary so that the present value, as determined in accordance Section 280G(d)(4) of the Internal Revenue Code, of the sum of (i) the Severance Payments and (ii) all other payments, if any, that must be taken into account for purposes of computation under Section 280G(b)(2)(A)(ii) of the Internal Revenue Code in respect of Employee does not exceed 2.99 times Employee's base amount, as "base amount" is defined in Section 280G(b)(3) of the Internal Revenue Code.

                  9. DISCLOSURES. Employee shall promptly disclose in writing to the officials designated by the Company to receive such disclosures, complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product (hereinafter referred to as "Inventions"), whether Employee considers them patentable or not, made, developed, perfected, devised, conceived or reduced to practice by Employee, either solely or in collaboration with others, during the period of Employee's employment by the Company, and up to and including a period of twelve (12) months after termination of employment, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or confidential information of the Company.

                  10. CONFIDENTIALITY. Employee recognizes that his/her employment with the Company will involve contact with information of substantial value to the Company, which is not generally known in the trade and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information, relating to the business, products, practices or techniques of the Company (hereinafter referred to as "Confidential Information"). Employee shall at all times regard and preserve as confidential such Confidential Information obtained by Employee from whatever source and shall not, either during Employee's employment or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company, without the prior written consent of the Company. Further, Employee shall, during his/her employment and thereafter, refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.

                  11. ASSIGNMENT OF RIGHTS. Employee hereby agrees that any Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of his/her employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during said period of twelve (12) months after termination of his/her employment if based upon the Confidential Information of the Company, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or Confidential Information of the Company, are the sole property of the Company, and hereby assigns and agrees to assign to the Company, its successors and assigns, all of my right, title and interest in and to said Inventions, and any patent applications or Letters Patent thereon.

                                  NOTIFICATION

                  THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME, AND (A) WHICH DOES NOT RELATE (1) TO THE BUSINESS OF THE COMPANY OR (2) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE COMPANY, AS DEFINED AND PROVIDED BY
SECTION 2870 OF THE CALIFORNIA LABOR CODE.

                  12. COVENANT OF COOPERATION. Employee shall, at any time during employment or a period of twelve (12) months thereafter, upon request and without further compensation therefor, but with all reasonable expenses incurred by Employee to be reimbursed, do all lawful acts, including but not limited to the execution of papers and oaths, the giving of testimony, and the obtaining of evidence that in the opinion of the Company, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of the Company, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world.

                  13. PATENT ENFORCEMENT. The Company shall have the sole discretion whether to obtain, maintain, modify or enforce any domestic or foreign patent for said Inventions assigned to the Company pursuant to this Agreement. The Company is free to enter into any licensing or assignment agreement with any third party or to use whatever means it deems best to develop, promote or market said Inventions assigned to the Company pursuant to this Agreement or any domestic or foreign patent thereof.

                  14. CLAIMS BY THIRD PARTY. As to any Inventions which were made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of his/her employment by the Company, and up to and including a period of twelve (12) months after termination of his/her employment, but which are claimed for any reason to belong to an entity or person other than the Company, Employee will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement.

                  15. RECORD KEEPING. Employee shall keep complete, accurate and authentic accounts, notes, data and records of any and all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and upon its request, Employee will promptly surrender the same to it, or if not previously surrendered, Employee will promptly surrender the same to the Company at the conclusion of his/her employment.

                  16. RECORDS ARE PROPERTY OF COMPANY. Employee agrees that all accounts, notes, data sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, made by Employee or that come into Employee's possession by reason of his/her employment are the property of the Company and shall be promptly surrendered to the Company at the conclusion of Employee's employment.

                  17. NON-SOLICITATION. During Employee's employment with the Company and for one (1) year thereafter, Employee will not solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. However, this obligation shall not affect any responsibility Employee may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                  18. RETENTION BONUS PROGRAM. Employee shall continue to participate in, and the Company agrees to assume, the Retention Package bonus program under the same terms as explained in the memorandum to Employee dated November 11, 1998 from Molecular Biosystems, Inc.

                  19. PROHIBITION AGAINST ASSIGNMENT. Employee agrees that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee or any other person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

                  20. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed, in the case of the Company, to its office in Princeton, New Jersey, and in Employee's case to his/her last known place of residence as reflected on the Company's records.

                  21. ENTIRE AGREEMENT. This Agreement, and any stock option or stock purchase agreements between by the Employee and the Company or its predecessors, constitute the entire agreement between Employee and the Company and contains all of the agreements between the parties with respect to the subject matter hereof; except as provided herein and except for the obligations set forth in paragraphs 5 through 13 of Employee's January 21, 1999 Employment Agreement with Molecular Biosystems, Inc., this Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

                  22. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and their respective heirs, legal representatives, executors, administrators, and successors.

                  23. NO OTHER AGREEMENTS. Employee affirms that Employee has no agreement with any other party that would preclude his/her compliance with his/her obligations under this Agreement as set forth above.

                  24. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California.

                  25. AMENDMENT OF AGREEMENT. No change or modification of this Agreement shall be valid unless the same is in writing and signed by Employee and the Company. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                  26. SEVERABILITY. If any portion or portions of this Agreement shall be, for any reason, deemed to be invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

                  27. BREACH. In the event either party breaches this Agreement and the other party prevails in an action to enforce the terms of this Agreement, the losing party agrees to pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in prosecuting such action, and all damages suffered by the prevailing party.

                  28. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

                  29. WAIVER OR BREACH. The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Agreement.

                  30. ARBITRATION OF DISPUTES. Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, or disability discrimination; defamation; infliction of emotional distress; breach of contract; violation of public policy or statute; or wrongful termination arising out of the voluntary or involuntary termination of the Employment, shall be settled solely by final and binding arbitration in accordance with the Employment Dispute Resolution Regulations of the American Arbitration Association. Any arbitration proceeding shall take place in the city of the Employee's residence. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Employee and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. All other costs of the arbitration shall be determined by the arbitrator. The arbitrator who hears and decides any controversy between the Employee and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award available in a court of law.

                  31. GENERIC DRUG ENFORCEMENT ACT CERTIFICATION. The undersigned, certifies that he (1) has never been charged with or convicted of a federal felony for conduct relating to the development, approval, or regulation of any drug product or device regulated by the United States Food and Drug Administration, and (2) has never been debarred or subject to a debarment proceeding under the Generic Drug Enforcement Act of 1992.



                  WHEREAS, the parties have executed this Agreement as of the dates set forth below.



Dated:  ________________________     PALATIN TECHNOLOGIES, INC.



                                     By:______________________________________
                                         Officer of Palatin Technologies, Inc.



Dated:  ________________________     "EMPLOYEE"



                                     By:______________________________________
                                         Joseph Connell

                              EMPLOYMENT AGREEMENT


                           This is an EMPLOYMENT AGREEMENT ("Agreement") between
HOWARD DITTRICH, M.D. an individual ("Employee"), and PALATIN TECHNOLOGIES, INC., a Delaware corporation ("the Company").

                  1. EFFECTIVE DATE. This Agreement is contingent on the closing of Molecular Biosystems, Inc.'s merger with, or acquisition by, Palatin Technologies, Inc. on or before March 31, 2000, and is effective on the closing date of such merger or acquisition (the "Effective Date").

                  2. EMPLOYMENT.

                     a. POSITION. The Company agrees to employ Employee as its Executive Vice President and Chief Medical Officer (the "Employment"). A proposed organizational chart is attached as Exhibit A.

                     b. OBLIGATIONS TO COMPANY. Employee shall diligently, and to the best of his ability, perform all such duties incident to his position and other duties as may be assigned by the Company's President and Chief Executive Officer. The Company shall be entitled to all of the benefits and profits arising from or incident to the work, services and advice rendered by the Employee relating to the work performed for the Company. The Employee shall make all information available to the Company that relates to the Company's business of which he has any knowledge and shall not use any such information or the benefits of any such information for his personal profit or that of any third party. The Employee agrees to use his best efforts to promote the interests of the Company including, where appropriate, the publication of articles in medical and scientific journals and the participation in medical and scientific seminars and symposiums relating to the business and affairs of the Company and/or his efforts performed for and on behalf of the Company. A list of Employee's initial job duties is attached as Exhibit B.

                     c. TIME TO BE DEVOTED TO EMPLOYMENT. Employee shall devote his full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. However, it is understood and agreed that Employee will perform his duties from his current residence in California or by travelling as needed. Employee is also entitled to at least ten paid days off each year to attend any continuing medical education classes or courses that he chooses. In addition, Employee will be entitled to at least one half paid day off each week for purposes of carrying out clinical activities at the University of California, San Diego hospitals and clinics as part of his status as a clinical professor of medicine. Employee hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform the obligations hereunder.


                  3. COMPENSATION AND BENEFITS.

                     a. ANNUAL SALARY. In consideration of and as compensation for the services agreed to be performed by Employee hereunder, the Company agrees to pay Employee an annualized base salary not less than Employee's annual Base Salary paid by Molecular Biosystems, Inc. immediately prior to the Effective Date of the Agreement. Thereafter, Employee's annual Base Salary is subject to being increased as part of the Company's annual salary review process. If Employee is an Officer of the Company, changes to Base Salary must be approved by the Board of Directors of the Company (the "Board").

                     b. BONUS. The Employee shall be eligible to be considered for an annual bonus based on objective or subjective criteria approved by the Company's Board of Directors (the "Board"). Such bonus shall be contingent upon Employee's continued employment through the end of the bonus period and Employee shall have no right to any pro rata portion of the bonus. The determinations of the President and CEO with respect to such bonus shall be final and binding.

                     c. OPTION GRANT. Employee shall be eligible for stock option awards at the discretion of the Board of Directors. Vesting and exercise periods would be in accordance with the Company's stock option plans.

                           (1) EFFECT OF CHANGE OF CONTROL. In the event of a
Change of Control (whether or not followed by termination of Employee's employment), all stock options under any Company stock option plan which Employee holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable).

                     d. PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in any vacation or other benefit plan, to the extent eligible, that is generally available to the other employees of the Company at the same level as Employee. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.

                     e. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee on behalf of the Company provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Employee provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company. In addition, the Company will pay on Employee's behalf the following professional license fees and memberships: California Physician and Surgeon, Drug Enforcement Agency ("DEA"), American College of Cardiology, American Heart Association, American Society of Echocardiography, American College of Medicine, and the American Medical Association (local, state and national).

                     f. EDUCATIONAL ASSISTANCE BENEFIT. The Company agrees to pay on behalf of the Employee reasonable tuition, fees and similar expenses for a general management skills development course. The Company must approve all such expenses in advance. The Employee development/training course should require no more than a two-week period away from the job.

                  4. RELOCATION BENEFITS. The Company will provide the Employee with full relocation assistance, consistent with the past executive relocation practice of Molecular Biosystems, Inc., if the Company requires Employee to relocate his regular place of employment more than 35 miles from his current residence in California. Relocation benefits would include, but are not limited to, the payment of all closing costs on the sale of Employee's current home and purchase of a new home in new location. The Company also will pay for the packing and unpacking of his household goods, relocation of his household goods, the transport of a maximum of two (2) automobiles (or reimbursement for miles traveled between old and new location for no more than two (2) automobiles at prevailing IRS rates), and two (2) house-hunting trips for Employee and his spouse, if applicable. The Company also will pay the reasonable costs of Employee's temporary housing and living expenses until such time as the Employee permanently relocates. The Employee shall present appropriate supporting documentation of such costs in accordance with the Company's generally applicable policies.

                  5. DEFINITIONS. The following definitions shall apply with respect to this agreement.

                     a. BASE SALARY means the Employee's annual salary; it shall not include overtime pay, commissions or any other benefits and special allowances for which the Employee is eligible (e.g., bonuses). If Employee's annual salary is adjusted at any time following the Effective Date of this Agreement, the adjusted annual salary would then represent Employee's Base Salary. "Weekly Salary" shall mean the Base Salary divided by fifty-two. "Monthly Salary" shall mean Base Salary divided by 12.

                     b. CHANGE OF CONTROL means the occurrence of any of the following events:

                           (1) any "person," as such term is used in Sections 13
(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the company's then outstanding securities; or

                           (2) individuals who, as of the Commencement Date,
constitute the board (as of the Commencement Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (3) the stockholders of the Company approve a merger
or consolidation of the Company with any other corporation, other than

                                   (A) a merger or consolidation which would
result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or

                                   (B) a merger or consolidation effected to
implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (4) the stockholders of the Company approve a plan of
complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

                     c. CONSTRUCTIVE TERMINATION shall occur if Employee resigns his employment within thirty (30) days of the occurrence of any of the following events: (i) any reduction in the Base Salary of the Employee; (ii) a demand for relocation by the Company or an expectation for relocation by the Company to a location more than thirty-five (35) miles from Employee's current residence in California, without Employee's written consent; or (iii) a significant or material reduction in Employee's job duties or level of responsibility.

                     d. TERMINATION FOR CAUSE means a termination of Employee's employment by the Company due to the Employee's:

                           (1) Misconduct that has a material adverse effect on
the Company's operations, prospects, reputation or business;

                           (2) Conviction of a felony or any crime involving
moral turpitude; or

                           (3) Act of fraud against, or theft of property
belonging to, the Company.

                     e. TERMINATION WITHOUT CAUSE means a termination of Employee's employment by the Company for any reason other than those specified in subsections 5(b)(1) through (3) above.

                     f. DISABILITY means that as a result of any physical or mental injury or disability, Employee is unable to perform the essential functions of his job, with or without reasonable accommodation. A notice will be issued when the Company has reasonably determined that Employee has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement.

                  6. EMPLOYMENT TERM.

                     a. EMPLOYMENT TERM. The "Employment Term" means the period commencing on the Effective Date and terminating on the earlier of three (3) years from the Effective Date or as set forth in Section 6(c).

                     b. NOTICE OF RENEWAL. No less than sixty (60) days prior to the natural expiration of the initial Employment Term of this Employment Agreement, the Company shall give Employee written notice of whether the Company will be seeking an extension of Employee's services beyond the initial Employment Term.

                     c. TERMINATION OF EMPLOYMENT. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with "Cause" or "Without Cause," by giving the Employee notice in writing, subject to the severance payment provisions set forth in Section 7. The Employee may terminate his Employment by giving the Company 14 days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death or on the date the Company provides notice of its reasonable determination of Employee's Disability.

                     d. TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Sections 9 through 17 of this Agreement.

                  7. TERMINATION BENEFITS.

                     a. AGREEMENT SUPERSEDES PREVIOUS SEVERANCE PROVISIONS. The provisions of this Section 7 supersede the severance payment and severance benefits provisions set forth in paragraphs 14 and 16 of Employee's January 21, 1999 Employment Agreement with Molecular Biosystems, Inc., but this Section 7 does NOT supersede or limit the effect of paragraph 15 of that agreement which provides as follows:

                  ACCELERATION OF STOCK OPTIONS IN THE EVENT OF A CHANGE OF CONTROL. In the event of a Change of Control (whether or not followed by termination of Employee's employment), all stock options under any Company [Molecular Biosystems, Inc.] stock option plan which Employee holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable). The Company [Molecular Biosystems, Inc.] shall also extend the period of exercisability of those stock options to the maximum of four years, or the natural expiration of the stock options, whichever is earlier.

                     b. EFFECT OF TERMINATION FOR "CAUSE," DEATH OR DISABILITY. During the Employment Term, upon (i) the termination of Employee's Employment for "Cause;" or (ii) Employee's death or Disability pursuant to subsection 5(d) of this Agreement, the Company shall pay (i) Employee's Base Salary through the effective date of the termination of Employee's Employment; (ii) all of Employee's accrued but unused vacation time; and (iii) Employee's group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA), but Employee otherwise shall not be entitled to any severance benefits or severance payments under any provision of this Agreement or under any other plan.

                     c. EFFECT OF EMPLOYEE'S RESIGNATION PRIOR TO ONE YEAR ANNIVERSARY. During the Employment Term, in the event that Employee resigns or voluntary departs the Company for any reason (except in the event of Constructive Termination) PRIOR to the one (1) year anniversary of the Effective Date the Company shall pay: (i) Employee's Base Salary through the effective date of the termination of Employee's Employment; (ii) all of Employee's accrued but unused vacation time; and (iii) Employee's group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA), but Employee otherwise shall not be entitled to any severance benefits or severance payments under any provision of this Agreement or under any other plan.

                     d. EFFECT OF TERMINATION WITHOUT CAUSE, CONSTRUCTIVE TERMINATION, OR EMPLOYEE'S RESIGNATION AFTER ONE YEAR ANNIVERSARY. During the Employment Term, in the event that (i) the Company terminates Employee's employment with the Company "Without Cause," (ii) there is a Constructive Termination, or (iii) Employee resigns or voluntary departs the Company for any reason on or after the one (1) year anniversary of the Effective Date:

                           (1) The Company shall make the following payments to
Employee:

                                   (A) ACCRUED SALARY AND BENEFITS. The Company
shall pay Employee's Base Salary through the effective date of termination of Employee's Employment. In addition to the Severance Payments payable to an eligible employee as described below, such employee shall receive the following:
(i) payment for accrued but unused vacation time; and (ii) group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA.)

                                   (B) SEVERANCE PAYMENTS. The Company shall pay
to Employee an amount equal to two (2) times the sum of the following: (a) Employee's annualized Base Salary in effect immediately prior to the termination of employment, plus (b) the higher of (i) 100% of Employee's annual target bonus as determined under the Company's incentive compensation plan or (ii) an average of the last three actual bonuses accorded to Employee. If the Company has not adopted an incentive compensation plan as referred to in the foregoing sentence, then the amount determined under (ii) shall govern.

                                   (C) MANNER OF PAYMENT. Severance Payments may
be paid in accordance with regular payroll periods, in a single lump sum payment, or any combination thereof, as deemed appropriate by the Company. Taxes and other appropriate deductions will be withheld; however, 401k contributions will not be allowed.

                           (2) The Company shall provide the following benefits
to Employee:

                                   (A) COBRA PREMIUMS. An eligible Employee's
existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the eligible Employee's employment terminates. The eligible Employee and his eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible Employee (and, if applicable, his eligible dependents) will be provided with a COBRA election form and notice which describe his rights to continuation coverage under COBRA. If an eligible Employee elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for (i) eighteen (18) months, or (ii) the maximum period permitted under COBRA guidelines, but not to exceed 24 months. If Employee does exhaust the COBRA period, the Company will reimburse Employee for the cost of an individual health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company pursuant to this paragraph for the remainder of the two year period following Employee's termination of employment. After such period of Company-paid coverage, the eligible employee (and, if applicable, his eligible dependents) may continue coverage at his own expense in accordance with COBRA or other applicable laws. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible employee must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible employee, and all the eligible employee's other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. In the event, however, an Employee becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The Employee is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless Employee chooses, at Employee's sole expense, to continue COBRA benefits through the Company. If Employee fails to notify the Company of Employee's eligibility for alternative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days notice to Employee. In no event shall a cash payment be made to Employee in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

                                   (B) OUTPLACEMENT SERVICES. The Company will
make available to Employee, upon his/her request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of nine months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.

                     e. RESIGNATION AS AN OFFICER AND DIRECTOR. In the event Employee's employment with the Company terminates for any reason, Employee agrees to immediately resign as an officer and/or director of the Company, if applicable.

                  8. SEVERANCE LIMITATIONS. The Severance Payments referred to herein shall be reduced as necessary so that the present value, as determined in accordance Section 280G(d)(4) of the Internal Revenue Code, of the sum of (i) the Severance Payments and (ii) all other payments, if any, that must be taken into account for purposes of computation under Section 280G(b)(2)(A)(ii) of the Internal Revenue Code in respect of Employee does not exceed 2.99 times Employee's base amount, as "base amount" is defined in Section 280G(b)(3) of the Internal Revenue Code.

                  9. DISCLOSURES. Employee shall promptly disclose in writing to the officials designated by the Company to receive such disclosures, complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product (hereinafter referred to as "Inventions"), whether Employee considers them patentable or not, made, developed, perfected, devised, conceived or reduced to practice by Employee, either solely or in collaboration with others, during the period of Employee's employment by the Company, and up to and including a period of twelve (12) months after termination of employment, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or confidential information of the Company.

                  10. CONFIDENTIALITY. Employee recognizes that his/her employment with the Company will involve contact with information of substantial value to the Company, which is not generally known in the trade and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information, relating to the business, products, practices or techniques of the Company (hereinafter referred to as "Confidential Information"). Employee shall at all times regard and preserve as confidential such Confidential Information obtained by Employee from whatever source and shall not, either during Employee's employment or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company, without the prior written consent of the Company. Further, Employee shall, during his/her employment and thereafter, refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.

                  11. ASSIGNMENT OF RIGHTS. Employee hereby agrees that any Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of his/her employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during said period of twelve (12) months after termination of his/her employment if based upon the Confidential Information of the Company, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or Confidential Information of the Company, are the sole property of the Company, and hereby assigns and agrees to assign to the Company, its successors and assigns, all of my right, title and interest in and to said Inventions, and any patent applications or Letters Patent thereon.

                                  NOTIFICATION

                  THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME, AND (A) WHICH DOES NOT RELATE (1) TO THE BUSINESS OF THE COMPANY OR (2) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE COMPANY, AS DEFINED AND PROVIDED BY
SECTION 2870 OF THE CALIFORNIA LABOR CODE.

                  12. COVENANT OF COOPERATION. Employee shall, at any time during employment or for a period of twelve (12) months thereafter, upon request and without further compensation therefor, but with all reasonable expenses incurred by Employee to be reimbursed, do all lawful acts, including but not limited to the execution of papers and oaths, the giving of testimony, and the obtaining of evidence that in the opinion of the Company, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of the Company, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world. This covenant shall not apply if such cooperation would directly interfere or conflict with Employee's duties or obligations pursuant to Employee's subsequent employment.

                  13. PATENT ENFORCEMENT. The Company shall have the sole discretion whether to obtain, maintain, modify or enforce any domestic or foreign patent for said Inventions assigned to the Company pursuant to this Agreement. The Company is free to enter into any licensing or assignment agreement with any third party or to use whatever means it deems best to develop, promote or market said Inventions assigned to the Company pursuant to this Agreement or any domestic or foreign patent thereof.

                  14. CLAIMS BY THIRD PARTY. As to any Inventions which were made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of his/her employment by the Company, and up to and including a period of twelve (12) months after termination of his/her employment, but which are claimed for any reason to belong to an entity or person other than the Company, Employee will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement.

                  15. RECORD KEEPING. Employee shall keep complete, accurate and authentic accounts, notes, data and records of any and all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and upon its request, Employee will promptly surrender the same to it, or if not previously surrendered, Employee will promptly surrender the same to the Company at the conclusion of his/her employment.

                  16. RECORDS ARE PROPERTY OF COMPANY. Employee agrees that all accounts, notes, data sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, made by Employee or that come into Employee's possession by reason of his/her employment are the property of the Company and shall be promptly surrendered to the Company at the conclusion of Employee's employment.

                  17. NON-SOLICITATION. During Employee's employment with the Company and for one (1) year thereafter, Employee will not solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. However, this obligation shall not affect any responsibility Employee may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                  18. RETENTION BONUS PROGRAM. Employee shall continue to participate in, and the Company agrees to assume, the Retention Package bonus program under the same terms as explained in the memorandum to Employee dated December 3, 1998 from Molecular Biosystems, Inc.

                  19. RETENTION BONUS. Employee has been paid a retention bonus by Molecular Biosystems, Inc. in the amount of $62,500. This payment has not yet been earned by the Employee and will not be earned unless and until Employee remains employed through December 31, 2000. If Employee resigns his employment for any reason (other than as a result of a Constructive Termination) or there is a Termination for Cause, either of which occurs prior to December 31, 2000, then Employee will repay the full $62,500 within thirty days of the date of termination of his employment; in all other circumstances, the entire retention bonus will be forgiven.

                  20. PROHIBITION AGAINST ASSIGNMENT. Employee agrees that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee or any other person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

                  21. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed, in the case of the Company, to its office in Princeton, New Jersey, and in Employee's case to his/her last known place of residence as reflected on the Company's records.

                  22. ENTIRE AGREEMENT. This Agreement, and any stock option or stock purchase agreements between by the Employee and the Company or its predecessors, constitute the entire agreement between Employee and the Company and contains all of the agreements between the parties with respect to the subject matter hereof; except as provided herein and except for the obligations set forth in paragraphs 5 through 13 of Employee's January 21, 1999 Employment

Agreement with Molecular Biosystems, Inc., this Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

                  23. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and their respective heirs, legal representatives, executors, administrators, and successors.

                  24. NO OTHER AGREEMENTS. Employee affirms that Employee has no agreement with any other party that would preclude his/her compliance with his/her obligations under this Agreement as set forth above.

                  25. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California.

                  26. AMENDMENT OF AGREEMENT. No change or modification of this Agreement shall be valid unless the same is in writing and signed by Employee and the Company. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                  27. SEVERABILITY. If any portion or portions of this Agreement shall be, for any reason, deemed to be invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

                  28. BREACH. In the event either party breaches this Agreement and the other party prevails in an action to enforce the terms of this Agreement, the losing party agrees to pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in prosecuting such action, and all damages suffered by the prevailing party.

                  29. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

                  30. WAIVER OR BREACH. The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Agreement.

                  31. ARBITRATION OF DISPUTES. Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, or disability discrimination; defamation; infliction of emotional distress; breach of contract; violation of public policy or statute; or wrongful termination arising out of the voluntary or involuntary termination of the Employment, shall be settled solely by final and binding arbitration in accordance with the Employment Dispute Resolution Regulations of the American Arbitration Association. Any arbitration proceeding shall take place in the city of the Employee's residence. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Employee and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. All other costs of the arbitration shall be determined by the arbitrator. The arbitrator who hears and decides any controversy between the Employee and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award available in a court of law.

                  32. GENERIC DRUG ENFORCEMENT ACT CERTIFICATION. The undersigned, certifies that he (1) has never been charged with or convicted of a federal felony for conduct relating to the development, approval, or regulation of any drug product or device regulated by the United States Food and Drug Administration, and (2) has never been debarred or subject to a debarment proceeding under the Generic Drug Enforcement Act of 1992.



         WHEREAS, the parties have executed this Agreement as of the dates set forth below.



Dated:  ________________________       PALATIN TECHNOLOGIES, INC.



                                       By:______________________________________
                                           Officer of Palatin Technologies, Inc.



Dated:  ________________________       "EMPLOYEE"



                                       By:______________________________________
                                           Howard Dittrich, M.D.

                              CONSULTING AGREEMENT


                  This is a CONSULTING AGREEMENT ("Agreement") between BOBBA VENKATADRI, an individual ("Consultant"), and PALATIN TECHNOLOGIES, INC., a Delaware corporation ("the Company").

                  WHEREAS, Consultant is currently the Chief Executive Officer of Molecular Biosystems, Inc. ("MBI") pursuant to the terms of that certain Employment Agreement (the "Employment Agreement") dated on or before January 21, 1999;

                  WHEREAS, on the date hereof, MBI has entered into that certain Merger Agreement by and between MBI, the Company and Evergreen Merger Corporation (the "Merger Agreement") whereby the parties have agreed that Evergreen will merge with and into MBI;

                  WHEREAS, in connection with the merger contemplated by the Merger Agreement the parties wish to terminate Consultant's existing employment agreement with MBI, with certain provisions identified herein surviving, and to enter into a new Consulting Agreement with Consultant pursuant to which Consultant shall have certain responsibilities identified by the Chief Executive Officer of Palatin;

                  NOW THEREFORE, in consideration of the foregoing and of the material promises and conditions contained in this Agreement the parties agree as follows:

                  1. EFFECTIVE DATE. This Agreement is contingent on the closing of Molecular Biosystems, Inc.'s merger with, or acquisition by, Palatin Technologies, Inc. on or before March 31, 2000, and is effective on the closing date of such merger or acquisition (the "Effective Date").

                  2. EMPLOYMENT.

                           a. POSITION. Consultant shall, perform assigned
duties as set forth in Exhibit A (the "Employment").

                           b. OBLIGATIONS TO COMPANY. Consultant shall
diligently, and to the best of his ability, perform all such duties as may be assigned at the direction, and in the sole discretion, of the Company's Chief Executive Officer (the "CEO"). The Company shall be entitled to all of the benefits and profits arising from or incident to the work, services and advice rendered by the Consultant relating to the work performed for the Company. The Consultant shall make all information available to the Company that relates to the Company's business of which he has any knowledge and shall not use any such information or the benefits of any such information for his personal profit or that of any third party.

                           c. TIME TO BE DEVOTED TO EMPLOYMENT. Consultant shall
not be engaged in any competitive business activity without the express written consent of the Company except Consultant may serve on the Board of Directors of no more than two (2) other corporations with the prior written approval of the CEO. Consultant hereby represents that he is not a party to any agreement which would be an impediment to entering into this Consulting Agreement and that he is permitted to enter into this Consulting Agreement and perform the obligations hereunder. During the term of this Agreement, and following his employment with the Company,.

                  3. COMPENSATION AND BENEFITS.

                           a. ANNUAL SALARY. In consideration of and as
compensation for the services agreed to be performed by Consultant hereunder, the Company agrees to pay Consultant an annualized base salary not less than $336,000. Thereafter, Consultant's annual Base Salary is subject to being increased as part of the Company's annual salary review process. Changes to Base Salary must be approved by the Board of Directors of the Company (the "Board").

                           b. BONUS. Consultant will be eligible to receive an
annual bonus to be determined by the Board based on Consultant's performance, the Company's performance, and any other reasonable factors determined by the Board of Directors.

                           c. STOCK OPTIONS. Consultant shall be eligible for
stock option awards at the discretion of the Board of Directors. Vesting and exercise periods would be in accordance with the Company's stock option plan.

                           (1) EFFECT OF CHANGE OF CONTROL In the event of a
Change of Control (whether or not followed by termination of Consultant's employment), all stock options under any Company stock option plan which Consultant holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable).


                           d. PARTICIPATION IN BENEFIT PLANS. Consultant shall
be eligible for family medical, dental, short and long term disability, life insurance coverage, eligibility in the Corporation's 401(k) plan, vacation and any other such benefits as are made available to the employees of the Corporation, all on such terms and conditions (including, where applicable, cost-sharing with the Consultant) as are applicable to participants generally. The Company reserves the right to amend, modify or terminate any Consultant benefits at any time for any reason. In the event Consultant does not qualify, or becomes ineligible, for Company's medical, dental, vision, short or long term disability or other health insurance coverage, the Company agrees to provide equivalent coverage, as would normally be provided to employees, through an individual policy(s) or the equivalent, as mutually agreed upon by the Consultant and the Company.

                           e. REIMBURSEMENT OF EXPENSES. The Company shall
reimburse Consultant for all reasonable business expenses incurred by Consultant on behalf of the Company provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and
(ii) Consultant provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company.

                  4. DEFINITIONS. The following definitions shall apply with respect to this agreement.

                           a. BASE SALARY means the Consultant's annual salary;
it shall not include any other benefits and special allowances for which the Consultant may be eligible (e.g., bonuses). If Consultant's annual salary is adjusted at any time following the Effective Date of this Agreement, the adjusted annual salary would then represent Consultant's Base Salary. "Weekly Salary" shall mean the Base Salary divided by fifty-two. "Monthly Salary" shall mean Base Salary divided by 12.

                           b. CHANGE OF CONTROL means the occurrence of any of
the following events:

                                (1) any "person," as such term is used in
Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the company, any trustee or other fiduciary holding securities under an Consultant benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the company's then outstanding securities; or

                                (2) individuals who, as of the Commencement
Date, constitute the board (as of the Commencement Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                                (3) the stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than

                                    (A) a merger or consolidation which would
result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or

                                    (B) a merger or consolidation effected to
implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                                (4) the stockholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

                           c. CONSTRUCTIVE TERMINATION shall occur if Consultant
resigns his employment within ninety (90) days of the occurrence of any of the following events: (i) any reduction in the Base Salary of the Consultant; (ii) a relocation (or demand for relocation) of Consultant's place of employment to a location more than thirty-five (35) miles from Consultant's current place of residence in the State of California without Consultant's written consent; or
(iii) a significant or material reduction in Consultant's job duties or level of responsibility or the imposition of significant or material limitations on Consultant's autonomy in his position..

                           d. TERMINATION FOR CAUSE means a termination of
Consultant's employment by the Company due to the Consultant's:

                                (1) Willful misconduct that has a material
adverse effect on the Company's operations, prospects, reputation or business;

                                (2) Conviction of a felony or any crime
involving moral turpitude; or

                                (3) Act of fraud against, or theft of property
belonging to, the Company.

                           e. TERMINATION WITHOUT CAUSE means a termination of
Consultant's employment by the Company for any reason other than those specified in subsections 4(d)(1) through (3) above.

                           f. DISABILITY means that as a result of any physical
or mental injury or disability, Consultant is, in the sole opinion of the Company's Board of Directors, unable to perform the essential functions of his job, with or without reasonable accommodation for a period of more than ninety
(90) days in the aggregate in any twelve (12) month period. A notice will be issued when the Company has reasonably determined that Consultant has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement.



                  5. EMPLOYMENT TERM.

                           a. EMPLOYMENT TERM. The "Employment Term" means the
period commencing on the Effective Date and terminating on the earlier of one
(1) year from the Effective Date or as set forth in Section 5(c).

                           b. NOTICE OF RENEWAL. No less than sixty (60) days
prior to the natural expiration of the initial Employment Term of this Consulting Agreement, and no less than sixty (60) days prior to each one year anniversary thereafter, if applicable, the Company shall give Consultant written notice of whether the Company will be seeking a one-year extension of

Consultant's services beyond the initial Employment Term or subsequent one-year period, if applicable.

                           c. TERMINATION OF EMPLOYMENT. During the initial
Employment Term, the Company may terminate Consultant's Employment only for "Cause;" thereafter, the Company may terminate the Consultant's Employment at any time and for any reason (or no reason), and with "Cause" or "Without Cause," by giving the Consultant notice in writing, subject to the severance payment provisions set forth in Section 6. During the Employment Term, the Consultant may terminate his Employment by giving the Company 30 days' advance notice in writing. The Consultant's Employment shall terminate automatically in the event of his death or on the date the Company provides notice of its reasonable determination of Consultant's Disability.

                  6. TERMINATION BENEFITS.

                           a. AGREEMENT SUPERSEDES PREVIOUS SEVERANCE
PROVISIONS. The provisions of this Section 7 supersede the severance payment and severance benefits provisions set forth in paragraphs 14 and 16 of Consultant's January 21, 1999 Employment Agreement with Molecular BioSystems, Inc., but this
Section 6 does not supersede or limit the effect of paragraph 15 of that agreement which provides as follows:

                  ACCELERATION OF STOCK OPTIONS IN THE EVENT OF A CHANGE OF CONTROL. In the event of a Change of Control (whether or not followed by termination of Consultant's employment), all stock options under any Company [Molecular Biosystems, Inc.] stock option plan which Consultant holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable). The Company [Molecular Biosystems, Inc.] shall also extend the period of exercisability of those stock options to the maximum of four years, or the natural expiration of the stock options, whichever is earlier.

                           b. EFFECT OF TERMINATION FOR "CAUSE," DEATH OR
DISABILITY. During the Employment Term, upon (i) the termination of Consultant's Employment for "Cause;" or (ii) Consultant's death or Disability pursuant to subsection 4(e) of this Agreement, the Company shall pay (i) Consultant's Base Salary through the effective date of the termination of Consultant's Employment;
(ii) all of Consultant's accrued but unused vacation time; and (iii) Consultant's group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA), but Consultant otherwise shall not be entitled to any severance benefits or severance payments under any provision of this Agreement or under any other plan.

                           c. EFFECT OF NON-RENEWAL OF AGREEMENT FOR SUCCESSIVE
TERM, OR CONSTRUCTIVE TERMINATION. In the event that (i) the Company does not offer to renew this Agreement for a successive one-year (or greater) term prior to the expiration of the Employment Term; (ii) Consultant declines the Company's offer to renew this Agreement for a successive term; (iii) the Company terminates Consultant's employment "Without Cause" ;
(iv) the Consultant elects to terminate his employment during the initial Employment Term; or (v) there is a Constructive Termination:

                                (1) The Company shall make the following
payments to Consultant (or his estate):

                                    (A) ACCRUED SALARY AND BENEFITS. The Company
shall pay Consultant's Base Salary through the effective date of termination of Consultant's Employment. In addition to the Severance Payments payable to a Consultant as described below, he shall receive the following: (i) payment for accrued but unused vacation time; and (ii) group health coverage, including e.g., eligible medical, dental and vision insurance, through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA.)

                                    (B) SEVERANCE PAYMENTS. The Company shall
pay to Consultant an amount equal to three (3) times the sum of the following:
(a) Consultant's annualized Base Salary in effect immediately prior to the termination of employment, plus (b) the higher of (i) 100% of Consultant's annual target bonus as determined under the Company's incentive compensation plan or (ii) an average of the last three actual bonuses accorded to Consultant by MBI. If the Company has not adopted an incentive compensation plan as referred to in the foregoing sentence, then the amount determined under (ii) shall govern.

                                    (C) MANNER OF PAYMENT. Severance Payments
may be paid in accordance with regular payroll periods, in a single lump sum payment, or any combination thereof, as deemed appropriate by the Company. Taxes and other appropriate deductions will be withheld; however, 401k contributions will not be allowed.

                                (2) The Company shall provide the following
benefits to Consultant:

                                    (A) COBRA PREMIUMS. Assuming that the
Consultant is eligible under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents), such coverage will end on the last day of the month in which the Consultant's employment terminates. In the event Consultant does not qualify, or becomes ineligible, for Company's medical, dental, vision, short or long term disability or other health insurance coverage, the Company agrees to provide equivalent continuing medical coverage (for Consultant and any eligible dependents), as outlined herein this section, through an individual policy(s) or the equivalent, as mutually agreed upon by the Consultant and the Company. The eligible Consultant and his eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible Consultant (and, if applicable, his eligible dependents) will be provided with a COBRA election form and notice which describe his rights to continuation coverage under COBRA. If an eligible Consultant elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for (i) eighteen (18) months, or (ii) the maximum period permitted under COBRA. If Consultant does exhaust the applicable COBRA period, the Company will reimburse Consultant for the cost of an individual health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company pursuant to this paragraph for the remainder of the three year period following Consultant's termination of employment. After such period of Company-paid coverage, the eligible Consultant (and, if applicable, his eligible dependents) may continue coverage at his own expense in accordance with COBRA or other applicable laws. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible Consultant must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible Consultant, and all the eligible Consultant's other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. In the event, however, Consultant becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The Consultant is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless Consultant chooses, at Consultant's sole expense, to continue COBRA benefits through the Company. If Consultant fails to notify the Company of Consultant's eligibility for alternative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days notice to Consultant. In no event shall a cash payment be made to Consultant in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

                                    (B) OUTPLACEMENT SERVICES. The Company will
make available to Consultant, upon his/her request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of nine months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits

                  7. SEVERANCE LIMITATIONS. The Severance Payments referred to herein shall be reduced as necessary so that the present value, as determined in accordance Section 280G(d)(4) of the Internal Revenue Code, of the sum of (i) the Severance Payments and (ii) all other payments, if any, that must be taken into account for purposes of computation under Section 280G(b)(2)(A)(ii) of the Internal Revenue Code in respect of Consultant does not exceed 2.99 times Consultant's base amount, as "base amount" is defined in Section 280G(b)(3) of the Internal Revenue Code.

                  8. PROPRIETARY RIGHTS AND CONFIDENTIALITY. As a condition of performing services under this Agreement, Consult shall execute the "Proprietary Rights and Confidentiality Agreement," attached hereto as Exhibit B and made a part hereof by this reference.

                  9. RETENTION BONUS PROGRAM. Consultant shall continue to participate in, and the Company agrees to assume, the Retention Package bonus program under the same terms as explained in the memorandum to Consultant dated December 3, 1998 from Molecular Biosystems, Inc.

                  10. REAL ESTATE. Consultant and MBI jointly own Consultant's principal residence as tenants in common with respective percentage undivided interests determined as follows: MBI's interest shall be calculated by dividing $300,000 by the purchase price of the Property, the result to be expressed as a percentage; Consultant's interest shall be 100 percent minus MBI's interest. These respective percentage interests shall remain constant unless otherwise agreed by the Surviving Corporation (as defined in the Merger Agreement) and Consultant or unless recalculated as provided below. Notwithstanding the foregoing, (1) Consultant shall maintain the Property and pay all expenses associated with the Property, including but not limited to all mortgage payments; upkeep; taxes; insurance; homeowner association fees, if any; repairs and improvements (improvements shall be at Consultant's option), and utilities; and (2) Consultant shall not alienate his interest in the Property without the Surviving Corporation's consent. If the Consultant fails or refuses for any reason to perform the obligations and make the payments called for in clause (1) of the foregoing sentence, the Surviving Corporation may cause the obligations to be performed and/or make the payments and, at is option, (x) deduct any expenditures from the payment of any compensation to Consultant called for by this Agreement on any reasonable basis, or (y) add the full amount of any expenditures directly to its $300,000 initial equity and, using the sum as the new numerator, recalculate the respective percentage undivided interests of the parties using as a denominator the same purchase price of the property. Consultant shall execute and cooperate in the recording of all documents necessary to evidence the parties' agreement contained in this paragraph.

                  Within 30 days of termination of Consultant's employment for any reason, the parties shall agree on a valuation of the Property. If they cannot agree within that time, each party shall select a certified appraiser to perform an appraisal of the property at each selecting party's expense, and the appraisal shall be the average of the two appraisals. The valuation reached by either method shall be called the Agreed Valuation. Within (a) three years from the date of termination of Consultant's employment due to death or Disability or
(b) two years from the date of termination of Consultant's employment in the event of a Termination With or Without Cause or resignation (including resignation as a result of a Constructive Termination), Consultant (or his estate) shall take such actions as are necessary to purchase the Surviving Corporation's interest in the Property for a purchase price equal to MBI' percentage interest in the property at the date of appraisal times the Agreed Valuation. MBI shall cooperate with Consultant to sell the Property under such circumstances if the Consultant is unwilling or unable to purchase the Surviving Corporation's interest, and Consultant shall be deemed to have complied with his purchase obligation under this Subparagraph if a purchasing third party pays MBI the purchase price.

                  If the Consultant is deemed to receive taxable income for any payment or reimbursement under this subparagraph, such payments will be grossed up to account for all applicable income taxes.

                  11. PROHIBITION AGAINST ASSIGNMENT. Consultant agrees that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Consultant or any executor, administrator, heir, legatee, distributee or any other person claiming under Consultant by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt by Consultant to assign, transfer, pledge or hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

                  12. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed, in the case of the Company, to its office in Princeton, New Jersey, and in Consultant's case to his/her last known place of residence as reflected on the Company's records.

                  13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Consultant and the Company and contains all of the agreements between the parties with respect to the subject matter hereof; except as provided herein and except for the obligations set forth in paragraphs 5 through 13 of Consultant's January 21, 1999 Employment Agreement with MBI, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

                  14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Consultant and the Company and their respective heirs, legal representatives, executors, administrators, and successors.

                  15. NO OTHER AGREEMENTS. Consultant affirms that Consultant has no agreement with any other party that would preclude his/her compliance with his/her obligations under this Agreement as set forth above.

                  16. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California.

                  17. AMENDMENT OF AGREEMENT. No change or modification of this Agreement shall be valid unless the same is in writing and signed by Consultant and the Company. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                  18. SEVERABILITY. If any portion or portions of this Agreement shall be, for any reason, deemed to be invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

                  19. BREACH. In the event either party breaches this Agreement and the other party prevails in an action to enforce the terms of this Agreement, the losing party agrees to pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in prosecuting such action, and all damages suffered by the prevailing party.

                  20. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

                  21. WAIVER OR BREACH. The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Agreement.

                  22. ARBITRATION OF DISPUTES. Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, or disability discrimination; defamation; infliction of emotional distress; breach of contract; violation of public policy or statute; or wrongful termination arising out of the voluntary or involuntary termination of the Employment, shall be settled solely by final and binding arbitration in accordance with the Employment Dispute Resolution Regulations of the American Arbitration Association. Any arbitration proceeding shall take place in the city of the Employee's residence. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Employee and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. All other costs of the arbitration shall be determined by the arbitrator. The arbitrator who hears and decides any controversy between the Consultant and the Company, shall in determining a remedy, have jurisdiction and authority to issue any order or award avaliable in a court of law.

                  23. GENERIC DRUG ENFORCEMENT ACT CERTIFICATION. The undersigned, certifies that he (1) has never been charged with or convicted of a federal felony for conduct relating to the development, approval, or regulation of any drug product or device regulated by the United States Food and Drug Administration, and (2) has never been debarred or subject to a debarment proceeding under the Generic Drug Enforcement Act of 1992.

                  WHEREAS, the parties have executed this Agreement as of the dates set forth below.

Dated:  ____________________________       PALATIN TECHNOLOGIES, INC.


                                           By:  ________________________________
                                                  Name:
                                                  Title:


Dated:                                     "CONSULTANT"


                                           By:  ________________________________
                                                  Bobba Venkatadri

                                    EXHIBIT A


- In the event that he is chosen to be an MBI Director (as defined in the Merger Agreement) participate in Company Board and Annual Meetings.

- Works on successful integration of MBI (as surviving corporation) as a wholly owned subsidiary of Palatin.

- Assist the Company with respect to negotiating settlements and defending litigations involving MBI.

- Identify company and product opportunities for MBI (as surviving corporation) and work closely with the CEO and corporate development to evaluate and pursue.

- Utilize international experience to assist company in European and Asian partnering opportunities (including, among others, the Chugai relationship).

                                    EXHIBIT B

                PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

                  In return for new or continued employment by Company, Consultant acknowledges and agrees as follows:

                  1. For the purposes of this Agreement:

                           a. "Information" shall mean any and all discoveries,
ideas, facts, or any other information relating to the operation of the Company's business, of whatever type and in whatever form, which is disclosed or otherwise made available to Consultant by Company in confidence, including, but not limited to, all information relating to personnel, sales, customers and financial and scientific matters of Company, and any other discoveries, ideas, business plans, or facts relating to any of the foregoing, whether developed by Consultant or by others. Except that "Information" does not include information that is generally known by the public or with in the industry of the Company through no wrongful act of the Consultant;

                           b. "Trade Secret" shall mean any and all Information
that derives independent economic value, actual or potential, from not being generally known to persons who can obtain economic value from its disclosure or use, and that is the subject of reasonable efforts by Company to maintain its secrecy.

                           c. "Inventions" shall mean designs, trademarks,
discoveries, formulae, processes, manufacturing techniques, Trade Secrets, Information, improvements, ideas, inventions or copyrightable works.

                  2. Consultant understands that any and all Information and Trade Secrets are received or developed by Consultant and are disclosed to Consultant in confidence, and are to be used only for the purposes for which they are provided. During the term of Consultant's employment with Company or thereafter, Consultant shall not, directly or indirectly, except as required by the normal business of Company or expressly consented to in writing by the Board of Directors of Company:

                           a. disclose, publish or make available any
Information or Trade Secrets, other than to a Consultant, officer or director of Company who, in the reasonable exercise of Consultant's judgment, needs to know such Information or Trade Secrets in order to perform his or her duties to Company;

                           b. sell, transfer or otherwise use or exploit or
permit the sale, transfer, use or exploitation of the Information or Trade Secrets for any purposes other than those for which they were provided;

                           c. remove from Company's premises or retain upon
termination any Information or Trade Secrets, any copies thereof or any tangible or retrievable materials containing or constituting Information or Trade Secrets.

                  3. Upon termination of Consultant's employment or upon request by Company, Consultant shall return to Company all tangible forms of Information and Trade Secrets.

                  4. Consultant agrees that the Company has invested substantial time, effort and money in attracting and developing a customer base and assembling Company's staff of personnel. Accordingly, Consultant agrees that all customers of Company, which Consultant now or hereafter services during Consultant's employment by Company and all prospective customers from whom Consultant has solicited business while in the employ of Company, shall be solely the customers of Company. Consultant agrees that Consultant shall not, for a period of one year immediately following the termination of employment with Company, either directly or indirectly, solicit business, as to products or services competitive with those of the Company, from any of the Company's customers and shall not seek to induce any of the Company's customers to cease using Company's products or services. Consultant also agrees that during employment and for one year after termination of employment, Consultant shall not directly or indirectly induce or solicit any of the Company's employees to leave their employment with Company.

                  5. Consultant agrees to disclose promptly to the Company any and all Inventions, whether or not patentable and whether or not reduced to practice, conceived or learned by Consultant during the period of employee's employment, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company, or which result, to any extent, from use of the Company's premises or property. Consultant agrees to deliver to Company any drawn, written or computer-generated materials and any models relating to Inventions, to cooperate fully during and after employment in the securing of patent or copyright protection or other similar rights in any countries and in giving evidence and testimony and in executing related papers as requested by Company. Consultant understands that Company is the sole owner of any and all property rights in Inventions, including, but not limited to, the right to use, sell, license or otherwise transfer or exploit the Inventions, and the right to make such changes in them and the uses thereof as Company may from time to time determine. Consultant agrees to disclose and assign to Company, without further consideration, Consultant's entire right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances, in and to all Inventions, which shall be the sole property of Company, whether or not patentable. Consultant also agrees to cooperate with Company both during and after employment in obtaining and enforcing patents, copyrights, and other protection of Company's rights in Inventions. As provided in section 2870 of the California Labor Code, this Section 4 does not apply to any Inventions:

                           a. for which no equipment, supplies, facility, or
Trade Secrets of Company were used;

                           b. which were developed entirely on Consultant's own
time; and

                           c. which do not relate at the time of conception or
reduction to practice to Company's current business or its actual or demonstrably anticipated research or development, or which do not result from any work performed by Consultant for Company.

                  6. Consultant certifies that Consultant has no continuing obligations with respect to the assignment of Inventions or rights to Inventions, nor does Consultant claim any previous, unpublished Inventions within the scope of this Agreement as Consultant's own, except for the Inventions, if any, which Consultant has listed in Appendix A to this Agreement.

                  7. Consultant certifies that there is no other contract or duty on Consultant's part that would interfere with Consultant's ability to provide services to Company. Consultant agrees that, in performing work for Company, Consultant will not knowingly use any patented inventions, trade secrets, confidential information or proprietary information obtained from third parties, including any prior employer or any other organization or individual. Consultant agrees not to use copyrighted materials, nor any portion thereof, of any other company or person while writing computer programs, manuals or any other materials for Company, and that Consultant will not bring onto the premises of Company any unpublished document or other property containing proprietary information or trade secrets belonging to Consultant's former or concurrent employers or companies, unless consented to in writing by said employers or companies.

                  8. This Agreement does not constitute a contract of employment and does not in any way restrict Consultant's right or the right of Company to terminate Consultant's employment.

                  9. If any provision of this Proprietary Rights and Confidentiality Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

                  10. This Proprietary Rights and Confidentiality Agreement constitutes the entire agreement between Company and Consultant pertaining to the protection of Information and Trade Secrets and the assignment of Inventions, and supersedes all prior or contemporaneous written or verbal agreements and understandings with Consultant in connection with the subject matter hereof. Any modification of this Agreement will be effective only if it is in writing and signed by the parties to be bound thereby.

                  11. Consultant shall, at any time during employment or thereafter, upon request and without further compensation therefor, but with all reasonable expenses incurred by Consultant to be reimbursed, do all lawful acts, including but not limited to the execution of papers and oaths, the giving of testimony, and the obtaining of evidence that in the opinion of the Company, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of the Company, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world.

                  12. The Company shall have the sole discretion whether to obtain, maintain, modify or enforce any domestic or foreign patent for said Inventions assigned to the Company pursuant to this Agreement. The Company is free to enter into any licensing or assignment agreement with any third party or to use whatever means it deems best to develop, promote or market said Inventions assigned to the Company pursuant to this Agreement or any domestic or foreign patent thereof.

                  13. As to any Inventions which were made, developed, perfected, devised, conceived or reduced to practice by Consultant during the period of his/her employment by the Company, and up to and including a period of twelve (12) months after termination of his/her employment, but which are claimed for any reason to belong to an entity or person other than the Company, Consultant will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement.

                  14. Consultant shall keep complete, accurate and authentic accounts, notes, data and records of any and all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and upon its request, Consultant will promptly surrender the same to it, or if not previously surrendered, Consultant will promptly surrender the same to the Company at the conclusion of his/her employment.

                  15. Consultant agrees that all accounts, notes, data sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, made by Consultant or that come into Consultant's possession by reason of his/her employment are the property of the Company and shall be promptly surrendered to the Company at the conclusion of Consultant's employment.




Dated:____________________        ______________________________
                                            Consultant

                                   Appendix A


_________________ I have made or improved the following Inventions and claim sole right to them. I include below the names of co-inventors or employers to whom I owe a continuing obligation with respect to these Inventions.


Dated:____________________        ______________________________
                                            Consultant




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


                                    EXHIBIT D

              MATERIAL TERMS OF AMENDMENTS TO EMPLOYMENT AGREEMENTS

         Palatin currently has employment agreements with Messrs. Quilty, Spana, Wills and Putnam. These agreements will each be amended to reflect the following changed terms:

QUILTY

Base Salary not less than current salary with appropriate annual merit increases as determined by Palatin Board of Directors.

Anti-dilution provisions will be permanently waived

Change of control provisions as they relate to the instant transaction will be waived

Change of control provisions will be amended to reflect that if at the end of the one year anniversary of the Effective Date, but before the end of the third
(3) year with Palatin, he chooses to terminate his employment, he shall be entitled to a three-year severance package (Change of Control). If Palatin terminates his employment at any time between the Effective Date and three years from the Effective Date, he shall be entitled to his three year severance package (Change of Control).

If revised change of control provisions become applicable, all options accelerate and vest and he will have four years to exercise.

Employee will devote as much time as is reasonably necessary to adequately perform his duties at Palatin. Any employment outside of Palatin (other than acting as Chairman or director of an entity, so long as doing so does not involve significant time commitment and does not involve participation in day to day activities of such entity) will be terminated by December 31, 2000.

All other material terms of existing employment agreement will remain the same

SPANA

Base Salary not less than current salary with appropriate annual merit increases as determined by Palatin Board of Directors.

Anti-dilution provisions will be permanently waived

Change of control provisions as they relate to the instant transaction will be waived

Change of control provisions will be amended to reflect that if at the end of the one year anniversary of the Effective Date, but before the end of the third
(3) year with Palatin, he chooses to terminate his employment, he shall be entitled to a two-year severance package (Change of Control). If Palatin terminates his employment at any time between the Effective Date and three years from the Effective Date, he shall be entitled to his two-year severance package (Change of Control).

If revised change of control provisions become applicable, all options accelerate and vest and he will have four years to exercise.

All other material terms of existing employment agreement will remain the same

WILLS

Base salary will increase to an amount not less than $180,000 with appropriate annual merit increases as determined by Palatin Board of Directors

Anti-dilution provisions will be permanently waived

Change of control provisions as they relate to the instant transaction will be waived

Change of control provisions will be amended to reflect that if at the end of the one year anniversary of the Effective Date, but before the end of the third
(3) year with Palatin, he chooses to terminate his employment, he shall be entitled to a two-year severance package (Change of Control). If Palatin terminates his employment at any time between the Effective Date and three years from the Effective Date, he shall be entitled to his two year severance package (Change of Control).

If revised change of control provisions become applicable, all options accelerate and vest and he will have four years to exercise.

Employee will devote as much time as is reasonably necessary to adequately perform his duties at Palatin. Any employment outside of Palatin (other than acting as Chairman or director of an entity, so long as doing so does not involve significant time commitment and does not involve participation in day to day activities of such entity) will be terminated by December 31, 2000.

All other material terms of existing employment agreement will remain the same

PUTNAM

Base Salary not less than current salary with appropriate annual merit increases as determined by Palatin Board of Directors.

Anti-dilution provisions will be permanently waived

Change of control provisions as they relate to the instant transaction will be waived

Change of control provisions will be amended to reflect that if at the end of the one year anniversary of the Effective Date, but before the end of the third
(3) year with Palatin, he chooses to terminate his employment, he shall be entitled to a two-year severance package (Change of Control). If Palatin terminates his employment at any time between the Effective Date and three years from the Effective Date, he shall be entitled to his two year severance package (Change of Control).

If revised change of control provisions become applicable, all options accelerate and vest and he will have four years to exercise.

All other material terms of existing employment agreement will remain the same




                                       3